Exhibit 99.2

AUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND 2017

AND FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2018

Our audited consolidated financial statements as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 consist of the following:

-	Report of Independent Registered Public Accounting Firm	F-1
-	Consolidated Balance Sheets as of December 31, 2018 and 2017	F-2
-	Consolidated Statements of Income for the years ended December 31, 2018 and 2017	F-3
-	Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2018 and 2017	F-4
-	Consolidated Statements of Cash Flows for the years ended December 31, 2018 and 2017	F-5
-	Notes to Consolidated Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Taronis Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Taronis Technologies, Inc. and Subsidiaries (f/k/a MagneGas Corporation and MagneGas Applied Technology Solutions, Inc.) (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred significant losses, continued to have negative cash flows from its operating activities and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2016.

New York, NY

April 12, 2019, except for Note 5, as to which the date is January 30, 2020

F-1

Taronis Technologies, Inc. and Subsidiaries

(f/k/a MagneGas Corporation and MagneGas Applied Technology Solutions, Inc.)

Consolidated Balance Sheets

	December 31, 2018	December 31, 2017

Assets

Current Assets

Inventory	$334,246	$228,899
Prepaid and other current assets	159,062	164,046
Current assets – discontinued operations	5,753,432	2,383,486
Total Current Assets	6,246,740	2,776,431

Property and equipment, net of accumulated depreciation of $3,298 and $7,265, respectively	33,797	12,999
Intangible assets, net of accumulated amortization of $824,150 and $457,171, respectively	3,378,764	412,331
Noncurrent assets – discontinued operations	17,926,621	8,450,349

Total Assets	$27,585,922	$11,652,110

Liabilities, Temporary Equity and Stockholders’ Equity

Current Liabilities

Accounts payable	$832,016	$889,087
Accrued expenses	341,933	731,461
Note payable, net of debt discount of $0 and $13,043, respectively	-	451,754
Promissory notes payable – related party	-	100,000
Current liabilities – discontinued operations	2,366,523	1,077,230

Total Current Liabilities	3,540,472	3,249,532

Long Term Liabilities
Noncurrent liabilities – discontinued operations	804,876	583,839
Total Liabilities	4,345,348	3,833,371

Commitments and Contingencies

Temporary Equity

Series C Preferred stock: 25,000 shares designated; 0 and 115 shares issued and outstanding at December 31, 2018	-	115,000
Series E Preferred stock: 455,882 shares designated; 36,765 and 316,875 shares issued and outstanding with a liquidation preference of approximately $57,500 at December 31, 2018	50,000	430,950
Series F Preferred Stock: 817,670 shares designated; 0 and 0 shares issued and outstanding at December 31, 2018	-	-

Stockholders’ Equity
Preferred stock: $0.001 par; 10,000,000 shares authorized
Series A Preferred stock: 1,000,000 shares authorized; 0 and 1,000,000 shares issued and outstanding at December 31, 2018 and December 31, 2017	-	1,000
Series B Preferred stock: 2,700 shares designated; 0 shares issued and outstanding at December 31, 2018 and December 31, 2017	-	-
Common stock: $0.001 par; 190,000,000 shares authorized; 1,546,563 shares issued and outstanding at December 31, 2018 and 17,829 shares issued and outstanding at December 31, 2017	1,547	18
Additional paid-in-capital	102,808,738	71,854,639
Accumulated deficit	(79,619,711)	(64,582,868)

Total Stockholders’ Equity	23,190,574	7,272,789

Total Liabilities, Temporary Equity and Stockholders’ Equity	$27,585,922	$11,652,110

F-2

Taronis Technologies, Inc. and Subsidiaries

(f/k/a MagneGas Corporation and MagneGas Applied Technology Solutions, Inc.)

Consolidated Statements of Operations

	For the Years Ended December 31,
	2018	2017

Operating Expenses:
Selling, general and administration	$10,344,808	$8,443,249
Research and development	11,032	171,651
Total Operating Expenses	10,355,840	8,614,900

Operating Loss	(10,355,840)	(8,614,900)

Other Income and (Expense):
Accretion of debt discount	(183,579)	(1,030,372)
Extinguishment of debt	-	(513,725)
Change in fair value of derivative liability	-	2,255,322
Total Other Income (Expense)	(183,579)	711,225

Net Loss from continuing operations	(10,539,419)	(7,903,675)

Net Loss from discontinued operations, net of tax	(4,497,424)	(3,120,713)

Net Loss	(15,036,843)	(11,024,388)

Deemed dividend	4,282,300	4,974,182

Net loss attributable to common shareholders	$(19,319,143)	$(15,998,570)

Loss from continuing operations per common share – Basic and Diluted	$(21.15)	$(1,097.73)

Loss from discontinued operations per common share – Basic and Diluted	$(9.03)	$(433.93)

Net loss per common share: Basic and Diluted	$(38.77)	$(2,222.02)

Weighted average common shares: Basic and Diluted	498,287	7,199

F-3

Taronis Technologies, Inc. and Subsidiaries

(f/k/a MagneGas Corporation and MagneGas Applied Technology Solutions, Inc.)

Consolidated Statements of Changes in Stockholders’ Equity

For the Fiscal Years Ended December 31, 2018 and 2017

	Series A Preferred Stock		Common		Additional Paid-in-	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Equity
Balance at December 31, 2016	1,000,000	$1,000	3,869	$4	$57,386,041	$(53,558,480)	$3,828,565
Common shares issued for services			2,037	2	2,971,463		2,971,465
Board of directors fees paid in common stock			467	1	209,701		209,702
Issuance of common stock and series B preferred stock in accordance with debt extinguishment			67	0	5,652,500		5,652,500
Issuance of common stock with Series D preferred Units			100	0	131,760		131,760
Conversion of series B preferred stock into common stock			600	1	(1)		-
Conversion of Series C preferred stock into common stock			6,345	6	3,412,994		3,413,000
Conversion of Series D preferred stock into common stock			1,201	1	694,421		694,422
Conversion of Series E preferred stock into common stock			360	0	189,049		189,049
Amortization of stock based compensation					425,492		425,492
Common shares issued for the exercise of warrants			53	0	7,937		7,937
Conversion of notes into shares of common stock			1,530	2	856,998		857,000
Reclassification of derivative liability to equity					427,568		427,568
Stock issuance costs					(745,367)		(745,367)
Deemed Dividend					(457,801)		(457,801)
Loss on settlement of vendor liability			133	0	59,916		59,916
Loss on settlement of debt			1,067	1	631,968		631,969
Net loss						(11,024,388)	(11,024,388)
Balance at December 31, 2017	1,000,000	$1,000	17,829	$18	$71,854,639	$(64,582,868)	$7,272,789
Common shares issued for services			55,729	56	3,116,203		3,116,258
Common shares issued for settlement of accounts payable			7,215	7	564,866		564,873
Common stock warrant issued for services					302,589		302,589
Exercise of Series C preferred stock warrants					18,875,700		18,875,700
Conversion of Series C preferred stock into common stock			907,663	908	2,211,392		2,212,300
Conversion of Series E preferred stock into common stock			1,358	1	380,949		380,950
Conversion of Series F preferred stock into common stock			31,321	31	555,985		556,016
Amortization of stock based compensation					378,600		378,600
Common shares issued for the exercise of warrants issued for services			750	1	749		750
Common shares issued for acquisition of assets			9,615	10	1,259,606		1,259,616
Common Stock and warrants issued for Cash			465,083	465	8,719,784		8,720,250
Repurchase and cancellation of Series A Preferred stock	(1,000,000)	(1,000)	50,000	50	(999,050)		(1,000,000)
Stock issuance costs					(2,315,974)		(2,315,974)
Deemed Dividend					(2,097,300)		(2,097,300)
Net loss						(15,036,843)	(15,036,843)
Balance at December 31, 2018	-	$-	1,546,563	$1,547	$102,808,738	$(79,619,711)	$23,190,574

F-4

Taronis Technologies, Inc. and Subsidiaries

(f/k/a MagneGas Corporation and MagneGas Applied Technology Solutions, Inc.)

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2018	2017

Cash Flows from Operations
Net Loss	$(15,036,843)	$(11,024,388)
Less: net loss from discontinued operations	4,497,424	3,120,713
Net loss from continuing operations	(10,539,419)	(7,903,675)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	369,392	64,108
Accretion of debt discount	183,579	1,030,372
Stock based compensation	378,600	425,492
Common stock and warrants issued for services	3,418,847	2,971,465
Loss on settlement of debt	-	751,902
Loss on settlement of vendor liability	-	11,715
Extinguishment of debt	-	513,725
Change in fair value of derivative liability	-	(2,255,322)
Changes in operating assets:
Accounts receivable	317,933	-
Inventory	757,542	-
Prepaid and other current assets	329,984	(164,045)
Accounts payable	1,063,818	748,291
Accrued expenses	(387,745)	682,433
Net cash used in operating activities from continuing operations	(4,107,469)	(3,123,539)
Net cash used in operating activities from discontinued operations	(5,286,174)	(1,664,337)
Net cash used in operating activities	(9,393,643)	(4,787,876)

Cash Flows from Investing Activities
Deposit on acquisition	(325,000)	-
Cash paid for noncompete agreements	(2,600,000)	-
Purchase of property and equipment	(886,820)	(33,480)
Purchase of intangibles	(28,716)	-
Net cash used in investing activities for continuing operations	(3,840,536)	(33,480)
Net cash used in investing activities for discontinued operations	(8,334,438)	(487,880)
Net cash used in investing activities	(12,174,974)	(454,400)

Cash Flows from Financing Activities
Gross proceeds on sale of notes payable	-	940,000
Advances to Taronis Fuels, Inc.	(15,833,250)	(1,065,977)
Repurchase and cancellation of series A preferred stock	(1,000,000)	-
Proceeds for common stock issued	8,720,250	-
Capital lease payments	62,843	(50,560)
Net proceeds from capital leases	-	(18,131)
Notes payable repaid	(454,817)	(776,292)
Net proceeds on related party notes and advances	-	289,173
Repayment of related party notes	(107,500)	(7,103)
Net proceeds on issuance of series C preferred stock units, net of costs	18,875,700	3,771,013
Stock issuance costs	(2,315,974)	-
Cash receipts for the exercise of warrants	750	7,937
Net cash provided by financing activities from continuing operations	7,948,002	3,090,060
Net cash provided by financing activities from discontinued operations	15,438,994	1,122,630
Net cash provided by financing activities	23,386,996	4,212,690

Net increase (decrease) in cash from continuing operations	-	-

Cash and restricted cash, beginning of year continuing operations	-	-

Cash and restricted cash, end of year continuing operations	$-	$-

Net increase (decrease) in cash from discontinued operations	1,818,379	(1,029,586)

Cash and restricted cash, beginning of year discontinued operations	586,824	1,616,410

Cash and restricted cash, end of year discontinued operations	$2,405,203	$586,824

Supplemental disclosure of cash flow information Cash paid during the year for:
Interest	$-	$-

Supplemental disclosures of non-cash investing and financing activities:
Reclassification of derivative liability to equity	$-	$(427,568)
Issuance of common stock and series B preferred stock in conjunction with debt extinguishment	$-	$5,652,500
Conversion from note payable to convertible note payable	$-	$500,000
Common shares issued for settlement of accounts payable	$564,873	$857,000
Conversion of Series C preferred stock into shares of common stock	$2,212,300	$-
Conversion of Series E preferred stock into shares of common stock	$380,950	$-
Conversion of Series F preferred stock into shares of common stock	$556,016	$-
Fair value of common stock issued in Green Arc Supply acquisition	$1,259,616	$-
Deemed dividend in connection with the issuance of Series C Preferred stock	$(2,097,300)	$-

F-5

Taronis Technologies, Inc. and Subsidiaries

(f/k/a MagneGas Corporation and MagneGas Applied Technology Solutions, Inc.)

Notes to the Consolidated Financial Statements

December 31, 2018

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Taronis Technologies, Inc. (the “Company”) was organized in the State of Delaware on December 9, 2005.

On January 31, 2019, with the filing of a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State to effect a name change to “Taronis Technologies, Inc.” The Company is a technology-based company that is focused on addressing the global constraints on natural resources, including fuel and water. The Company has two core technology applications – renewable fuel gasification and water decontamination/sterilization which are derived from the Company’s Plasma Arc Flow System technology. The Company has operating facilities in the following states: Florida, Louisiana, Texas and California.

On May 18, 2017, the Company filed an amendment to the Certificate of Incorporation to effect a one-for-ten reverse split of the Company’s issued and outstanding common stock which was effectuated on May 19, 2017.

On January 16, 2018, the Company filed an amendment to the Certificate of Incorporation to effect a one-for-fifteen reverse split of the Company’s issued and outstanding common stock which was effectuated on January 16, 2018.

On January 30, 2019, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State to effect a one-for-twenty reverse split of the issued and outstanding common stock. The consolidated financial statements and accompanying notes give effect to the reverse stock split as if they occurred at the first period presented.

These reverse stock splits did not modify the rights or preferences of the common stock. Proportional adjustments have been made to the conversion and exercise prices of our outstanding common stock warrants, convertible notes, and common stock options. The number of common stock shares issuable under our equity compensation plan was not affected by the 2019 Reverse Stock Split.

All share and per share amounts for the common stock have been retroactively restated to give effect to the reverse splits that occurred.

The Company’s Consolidated Financial Statements contained in this report have been reclassified and revised to give effect to the Taronis Fuels Spin-Off as discontinued operations and to retroactively adjust for the effect of the reverse split that occurred on August 22, 2019. See Note 5 for the reclassification related to discontinued operations and discussion around the August 22, 2019 reverse stock split.

NOTE 2 - GOING CONCERN AND MANAGEMENTS’ PLAN

As of December 31, 2018, the Company had cash of $1,598,737 and has reported a net loss of $15,036,843 and has used cash in operations of $9,393,643 for the year ended December 31, 2018. In addition, as of December 31, 2018 the Company has a working capital surplus of $2,706,268 and an accumulated deficit of $79,619,711. The Company utilizes cash in its operations of approximately $785,000 per month. These conditions indicate that there is substantial doubt about the Company’s ability to continue as a going concern within one year from the issuance date of the financial statements.

The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

F-6

Historically, the Company has financed its operations through equity and debt financing transactions and believes it will continue incurring operating losses for the foreseeable future. The Company’s plans and expectations for the next 12 months include raising additional capital to help fund expansion of its commercial operations, including product development. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

If these sources do not provide the capital necessary to fund the Company’s operations during the next twelve months from the date of this report, the Company may need to curtail certain aspects of its operations or expansion activities, consider the sale of its assets, or consider other means of financing. The Company can give no assurance that it will be successful in implementing its business plan and obtaining financing on terms advantageous to the Company or that any such additional financing would be available to the Company. These consolidated financial statements do not include any adjustments from this uncertainty.

The Company’s management has determined the above factors regarding its liquidity raise substantial doubt about the Company’s ability to continue as a going concern.

See Note 5 for the reclassification related to discontinued operations.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

See Note 5 for the reclassification related to discontinued operations.

Basis of Presentation

The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The Company prepares its financial statements in conformity with U.S. GAAP. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable; however, actual results could differ from those estimates. The consolidated financial statements presented include intangible assets, goodwill, fair value of assets and liabilities related to acquisitions, recoverability of deferred tax assets, collections of its receivables and the useful life of property, plant and equipment.

Business Combinations

The Company accounts for business combinations under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 “Business Combinations” using the acquisition method of accounting, and accordingly, the assets and liabilities of the acquired business are recorded at their fair values at the date of acquisition. The excess of the purchase price over the estimated fair value is recorded as goodwill. All acquisition costs are expensed as incurred. Upon acquisition, the accounts and results of operations are consolidated as of and subsequent to the acquisition date.

Concentrations of Credit Risk

Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and cash. The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, consequently, believes that its accounts receivable credit risk exposure beyond such allowances is limited.

F-7

The Company maintains cash deposits with financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”), which, from time to time, may exceed federally insured limits. Cash is also maintained at foreign financial institutions. Cash in foreign financial institutions as of December 31, 2018 was $806,466. The Company has not experienced any losses and believes it is not exposed to significant credit risk from cash.

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents consist of cash, checking accounts, money market accounts and temporary investments with original maturities of three months or less when purchased. As of December 31, 2018, and 2017 the Company had no cash equivalents.

Restricted cash consists of cash deposited with a financial institution for $806,466.

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported in the consolidated balance sheets that sum to the total of the same amounts show in the statement of cash flows.

	December 31,
	2018	2017
Cash	1,598,737	586,824
Restricted deposits	806,466	-
Total cash, cash equivalents and restricted cash in the balance sheet	2,405,203	586,824

Accounts Receivable

Accounts receivable consist of amounts due for the delivery of MagneGas sales to customers with payment terms of generally 30 days. An allowance for doubtful accounts is established for any amounts that may not be recoverable, which is based on an analysis of the Company’s customer credit worthiness, historical estimates, and current economic trends. Receivables are determined to be past due, based on payment terms of original invoices. The Company does not typically charge interest on past due receivables. The allowance for doubtful accounts was $418,997 and $101,063 as of December 31, 2018 and 2017, respectively.

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out method. Inventory is comprised of hard goods and gases; consumables used in the production of gas, regulators and tips and work in process. Estimates of lower of cost or net realizable value are based upon economic conditions, historical sales quantities and patterns, and in some cases, the specific risk of loss on specifically identified inventories. The Company evaluates inventories on a regular basis to identify inventory on hand that may be slow moving.

Property and equipment, net

Property and equipment are stated at cost net of accumulated depreciation using the straight–line method at rates sufficient to charge the cost of depreciable assets to operations over their estimated useful lives, which range from three to thirty-nine and a half years. Leasehold improvements are amortized over the lesser of (a) the useful life of the asset; or (b) the remaining lease term. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred, and expenditures which extend the economic life are capitalized. When assets are retired, or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized.

F-8

Impairment of Long-Lived Assets

The Company assesses the recoverability of its long-lived assets, including property and equipment, when there are indications that the assets might be impaired. When evaluating assets for potential impairment, the Company compares the carrying value of the asset to its estimated undiscounted future cash flows. If an asset’s carrying value exceeds such estimated undiscounted cash flows, the Company records an impairment charge for the difference between the carrying amount of the asset and its fair value.

Based on its assessments, the Company did not record any impairment charges for the year ended December 31, 2018 and 2017.

Intangible assets, net

The Company’s recorded intangible assets consist of intellectual property, non-compete agreements and customer relationships. Applicable long–lived assets are amortized or depreciated over the shorter of their estimated useful lives, the estimated period that the assets will generate revenue, or the statutory or contractual term. Estimates of useful lives and periods of expected revenue generation are reviewed periodically for appropriateness and are based upon management’s judgment. Intellectual property is amortized on the straight-line method over their useful lives of 15 years, customer relationships are amortized on the straight-line method over their useful lives of 10 years and non-compete agreements are amortized on the straight-line method over the length of the agreements which can range from 1 year to 10 years.

Goodwill and Other Indefinite-lived Assets

The Company records goodwill and other indefinite-lived assets in connection with business combinations. Goodwill, which represents the excess of acquisition cost over the fair value of the net tangible and intangible assets of acquired companies, is not amortized. Indefinite-lived assets are stated at fair value as of the date acquired in a business combination.

The Company assesses the recoverability of goodwill and certain indefinite-lived intangible assets annually in the fourth quarter and between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. Impairment testing for goodwill is done at a reporting unit level. Under Financial Accounting Standards Board (“FASB”) guidance for goodwill and intangible assets, a reporting unit is defined as an operating segment or one level below the operating segment, called a component. However, two or more components of an operating segment will be aggregated and deemed a single reporting unit if the components have similar economic characteristics. The Company operates as one reporting unit.

Authoritative accounting guidance allows the Company to first assess qualitative factors to determine whether it is necessary to perform the more detailed two-step quantitative goodwill impairment test. The Company performs the quantitative test if its qualitative assessment determined it is more likely than not that a reporting unit’s fair value is less than its carrying amount. The Company may elect to bypass the qualitative assessment and proceed directly to the quantitative test for any reporting unit or asset. The quantitative goodwill impairment test, if necessary, is a two-step process. The first step is to identify the existence of a potential impairment by comparing the fair value of a reporting unit (the estimated fair value of a reporting unit is calculated using a discounted cash flow model) with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, the reporting unit’s goodwill is considered not to be impaired and performance of the second step of the quantitative goodwill impairment test is unnecessary. However, if the carrying amount of a reporting unit exceeds its fair value, the second step of the quantitative goodwill impairment test is performed to measure the amount of impairment loss to be recorded, if any. The second step of the quantitative goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds its implied fair value, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined using the same approach as employed when determining the amount of goodwill that would be recognized in a business combination. That is, the fair value of the reporting unit is allocated to all of its assets and liabilities as if the reporting unit had been acquired in a business combination and the fair value was the purchase price paid to acquire the reporting unit.

F-9

For the year ended December 31, 2018, annual goodwill and certain indefinite-lived intangible assets impairment tests, the Company elected to bypass the qualitative assessment and proceeded directly to the quantitative analysis using the market price of the stock and determined that no impairment was deemed to exist as of December 31, 2018.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC Topic 606”). The new revenue recognition guidance requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance requires an entity to follow a five-step model to (a) identify the contract(s) with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract, and (e) recognize revenue when (or as) the entity satisfies a performance obligation. In determining the transaction price, an entity may include variable consideration only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized would not occur when the uncertainty associated with the variable consideration is resolved.

Revenues under Topic 606 are required to be recognized either at a “point in time” or “over time”, depending on the facts and circumstances of the arrangement, and will be evaluated using a five-step model. The adoption of Topic 606 did not have a material impact on the financial statements, either at initial implementation nor will it have a material impact on an ongoing basis.

The Company principally generates revenue through three operating streams: (1) the sale of MagneGas fuel for metal cutting and through the sales of other industrial and specialty gases and related products through the Company’s wholly owned subsidiaries, (2) by providing consulting services and (3) through the sales of the Plasma Arc Flow Systems. The Company’s revenue recognition policy for the year ended December 31, 2018 is as follows:

●	Revenue for metal-working fuel, industrial gases and welding supplies is recognized when performance obligations of the sale are satisfied. The majority of the Company’s terms of sale have a single performance obligation to transfer products. Accordingly, the Company recognizes revenue when control has been transferred to the customer, generally at the time of shipment of products. Under the previous revenue recognition accounting standard, the Company recognized revenue upon transfer of title and risk of loss, generally upon the delivery of goods.

●	Consulting Services are earned through various arrangements. The Company applies the five-step process outlined in ASC 606 when recognizing revenue with regards to the consulting services:

○	The Company enters into a written consulting agreement with a customer to provide professional services and has an enforceable right to payment for its performance completed to date;

○	All of the promised services are identified to determine whether those services represent performance obligations;

○	In consideration for the services to be rendered, the Company expects to receive incremental payments during the term of the agreement;

○	Payments are estimated for each performance obligation and allocated in accordance with payment terms; and

○	The nature of the consulting services is such that the customer will receive benefits of the Company’s performance only when the customer receives the professional services. Consequently, the entity recognizes revenue over time by measuring the progress toward complete satisfaction of the performance obligation.

F-10

●	Plasma Arc Flow Units Revenue generated from sales of each unit is recognized upon delivery and completion of the performance obligation. Significant deposits are required before production commences. These deposits are classified as customer deposits.

Contract Balances

The timing of revenue recognition may differ from the timing of payment by customers. The Company records a receivable when revenue is recognized prior to payment and there is an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenue until the performance obligations are satisfied. The Company had deferred revenue of approximately $0 as of December 31, 2018. The Company expects to satisfy its remaining performance obligations for these services and recognize the deferred revenue and related contract costs over the next twelve months.

The following table represents external net sales disaggregated by product category for the year ended December 31,:

	2018	2017
Gas sold	$5,979,409	$3,123,033
Equipment rentals	1,491,220	504,096
Equipment sales	1,992,120	-
Other	250,434	92,323
Total Revenues from Customers	9,713,183	3,719,452

The Company also enters into sales transactions whereby customer orders contain multiple deliverables and reports its multiple deliverable arrangements under ASC 605-25 “Revenue Arrangements with Multiple Deliverables” (“ASC-605-25”). These multiple deliverable arrangements primarily consist of the following deliverables: the Company’s Plasma Arc Flow units, design, configuration, installation and training services. In situations where the Company bundles all or a portion of the separate elements, Vendor Specific Objective Evidence (“VSOE”) is determined based on prices when sold separately. For the years ended December 31, 2018 and 2017, multiple deliverable arrangements were immaterial.

Preferred Stock

The Company applies the accounting standards for distinguishing liabilities from equity under U.S. GAAP when determining the classification and measurement of its Preferred stock. Preferred shares subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable preferred shares (including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, preferred shares are classified as permanent equity.

Advertising Costs

The costs of advertising are expensed as incurred. Advertising expenses are included in the Company’s operating expenses. Advertising expense was $76,286 and $4,218 for the years ended December 31, 2018 and 2017, respectively.

Research and Development

The Company expenses research and development costs when incurred. Research and development costs include engineering and laboratory testing of products and outputs. Research and development expense was $11,032 and $171,651 for the years ended December 31, 2018 and 2017, respectively.

F-11

Stock-Based Compensation

The Company accounts for stock-based compensation costs under the provisions of Accounting Standards Codification 718, “Compensation—Stock Compensation” (“ASC 718”), which requires the measurement and recognition of compensation expense related to the fair value of stock-based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock-based payments granted to employees, officers, and directors based on the grant date fair value estimated in accordance with the provisions of ASC 718. ASC 718 is also applied to awards modified, repurchased, or canceled during the periods reported.

The Company incurred stock-based compensation charges, net of estimated forfeitures of $161,600 and $425,492 for the years ended December 31, 2018 and 2017, respectively and has included such amounts in selling, general and administrative expenses in the consolidated statement of operations.

Stock-Based Compensation for Non-Employees

The Company accounts for warrants and options issued to non-employees under Accounting Standards Codification 505-50, “Equity – Equity Based Payments to Non-Employees”, using the Black-Scholes option-pricing model. The value of such non-employee awards unvested are re-measured over the vesting terms at each reporting date.

Warranty Liabilities

The Company accrues an estimate of their exposure to warranty claims based on both current and historical product sales data and warranty costs incurred. The majority of the Company’s products carry a 1-year parts and labor warranty. Additional components carry a warranty from their own manufacturers. All such warranty details will be passed from Manufacturer to Buyer on or before delivery. The Company assesses the adequacy of their recorded warranty liability annually and adjusts the amount as necessary. As of December 31, 2018, and 2017, the accrued warranty liability was deemed to be immaterial.

Deferred Rent Expense

The Company has operating leases, which contain predetermined increases and rent holidays in the rentals payable during the term of such leases. For these leases, the aggregate rental expense over the lease term is recognized on a straight-line basis over the lease term. The difference between the expense charged to operations in any year and the amount payable under the lease during that year is recorded as deferred rent expense on the Company’s consolidated balance sheet, which will reverse to the statement of operations over the lease term.

Income Taxes

The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purpose, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. The Company is subject to examination by U.S. tax authorities beginning with December 31, 2014.

Basic and Diluted Net (Loss) per Common Share

Basic (loss) per common share is computed by dividing the net (loss) by the weighted average number of shares of common stock outstanding for each period. Diluted (loss) per share is computed by dividing the net (loss) by the weighted average number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents.

As of December 31, 2018, and 2017 the Company’s common stock equivalents outstanding were as follows:

	December 31,
	2018	2017
Options	2,311	153
Common Stock Warrants	467,306	2,222
Convertible preferred stock	2,702	1,479
Total common stock equivalents outstanding	472,319	3,854

F-12

Reclassification

Certain accounts in the prior year’s consolidated financial statements have been reclassified for comparative purposes to conform to the presentation in the current year’s consolidated financial statements. These reclassifications have no effect on previously reported earnings. In addition, see Note 5 for the reclassification related to discontinued operations and adjustments related to the August 22, 2019 reverse stock split.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date, but prior to the date the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements, except as disclosed in Note 17.

Recent Accounting Standards

In February 2016, the FASB issued authoritative guidance under ASU 2016-02, Leases (Topic 842). ASU 2016-02 provides new comprehensive lease accounting guidance that supersedes existing lease guidance. Upon adoption of ASU 2016-02, the Company will be required to recognize most leases on its balance sheet at the beginning of the earliest comparative period presented with a corresponding adjustment to stockholders’ equity. ASU 2016-02 requires the Company to capitalize most current operating lease obligations as right-of-use assets with a corresponding liability based on the present value of future operating lease obligations. Criteria for distinguishing leases between finance and operating are substantially similar to criteria for distinguishing between capital leases and operating leases in existing lease guidance. Lease agreements that are 12 months or less are permitted to be excluded from the balance sheet. Topic 842 includes a number of optional practical expedients that the Company may elect to apply. Expanded disclosures with additional qualitative and quantitative information will also be required. The adoption will include updates as provided under ASU 2018-01, Leases (Topic 842): Land Easement Practical Expedient for Transition to Topic 842 and ASU 2018-10, Codification Improvements to Topic 842, Leases. The Company is required to adopt this new guidance on January 1, 2019. The Company is currently evaluating the potential impact of adoption of this standard on its consolidated financial statements and the additional transition method under ASU 2018-11, which allows the Company to recognize Topic 842’s cumulative effect within retained earnings in the period of adoption.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230)”, requiring that the statement of cash flows explain the change in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This guidance is effective for fiscal years, and interim reporting periods therein, beginning after December 15, 2017 with early adoption permitted. The provisions of this guidance are to be applied using a retrospective approach which requires application of the guidance for all periods presented. The adoption of this accounting standard did not have a material impact on the consolidated financial statements or disclosures.

In June 2018, the FASB issued ASU No. 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. Subtopic 505-50, Equity — Equity-Based Payments to Non-Employees, addresses aspects of the accounting for nonemployee share based compensation. The amendments are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. The Company is currently evaluating the potential impact of adopting this guidance on its consolidated financial statements.

In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2018-13, Fair Value Measurement. ASU 2018-13 modifies the disclosure requirements for fair value measurements by removing, modifying, or adding certain disclosures. The amendments in ASU 2018-13 will be effective for fiscal years beginning after December 15, 2019. Early adoption is permitted. An entity is permitted to early adopt any removed or modified disclosures upon issuance of ASU No. 2018-13 and delay adoption of the additional disclosures until their effective date. The Company is currently evaluating the potential impact of adopting this guidance on its consolidated financial statements.

F-13

NOTE 4 – ACQUISITIONS

See Note 5 for the reclassification related to discontinued operations.

January 2018 Asset Purchase:

On January 19, 2018, the Company entered into an Amended and Restated Asset Purchase Agreement (“Amended Asset Purchase Agreement”) with GGNG Enterprises Inc. (formerly known as NG Enterprises, Inc.) and Guillermo Gallardo (collectively, the “Seller”) and closed the purchase of certain assets related to the Seller’s welding supply and gas distribution business in San Diego, California. The total purchase price for the Purchased Assets was $767,500. $22,500 was paid as a business broker commission and is included in goodwill. Upon consummation of the closing, on January 19, 2018, the Company commenced business operations in San Diego, California through its wholly owned subsidiary NG Enterprises Acquisition, LLC and is doing business as “Complete Welding San Diego”.

The allocation of the consideration transferred is as follows:

Cash	$767,500
Total purchase price	$767,500

Accounts receivable	$44,349
Inventory	150,000
Cylinders	325,000
Trucks	10,000
Accounts payable assumed	(148,720)
Total purchase price allocation	$380,629

Goodwill	$386,871

February 2018 Asset Purchase:

On February 16, 2018, the Company entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with Green Arc Supply, L.L.C. (the “Seller”) and closed the purchase of certain assets related to the Seller’s welding supply and gas distribution business located in Louisiana and Texas. The total purchase price for the purchased assets and assumed liabilities was $2,259,616, which was comprised of a $1,000,000 cash payment and the issuance of 192,308 shares of restricted common stock having a fair value of $1,259,616. The Company recognized a gain on acquisition due to the total assets purchased being greater than the total purchase price. The Seller undervalued total assets due primarily to accounting errors. The gain on acquisition was recorded as other income on the income statement. The Asset Purchase Agreement also included certain conditional and bonus payments to the Seller, subject to certain performance criteria being met, as well as other terms and conditions which are typical in asset purchase agreements.

Further, in conjunction with the Asset Purchase Agreement, the Company entered into four (4) Assignment, Assumption and Amendment to Lease Agreements (each a “Lease Assumption Agreement”) with the Seller and the landlords of certain real property leased by the Seller for the operation of the Seller’s business locations in Louisiana and Texas. Upon consummation of the closing, the Company commenced operations in Texas and Louisiana through its wholly owned subsidiary MWS Green Arc Acquisition, LLC and is doing business as “Green Arc Supply”.

F-14

The allocation of the consideration transferred is as follows:

Cash	$1,000,000
Shares issued in connection with acquisition	1,259,616
Total purchase price	$2,259,616

Cash	$15,749
Accounts receivable	252,116
Inventory	652,336
Cylinders	695,892
Trucks	282,056
Fixed assets	769,440
Accounts payable assumed	(154,009)
Total purchase price allocation	$2,513,580

Gain on acquisition	$(253,964)

April 2018 Stock Purchase:

On April 3, 2018, Taronis Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with Robert Baker, Joseph Knieriem (collectively, the “Sellers”) and Trico Welding Supplies, Inc., a California corporation (“Trico”) for the purchase of all of the issued and outstanding capital stock of Trico by the Company. Under the terms of the SPA, the Company purchased one hundred percent (100%) of Trico’s issued and outstanding capital stock for the gross purchase price of $2,000,000 (“Trico Stock”). $547,810 was paid as consulting fees and is included in operating expenses in the income statement. The SPA included certain other terms and conditions which are typical in securities purchase agreements. On March 21, 2018, the Company made an initial non-refundable deposit for the purchase of the Trico Stock. Upon execution of the SPA, the Company funded the remaining $1,000,000 balance due. Effective at closing, the Company commenced business operations in northern California through its new wholly owned subsidiary Trico Welding Supplies, Inc.

The allocation of the consideration transferred is as follows:

Cash	$2,000,000
Total purchase price	$2,000,000

Cash	$71,742
Accounts receivable	487,951
Inventory	440,786
Customer relationships	468,000
Cylinders and trucks	297,792
Accounts payable assumed	(985,755)
Notes payable assumed	(282,013)
Capital leases	(227,308)
Deferred tax liability	(117,000)
Total purchase price allocation	$154,195

Goodwill	$1,845,805

October 2018 Stock Purchase:

On October 17, 2018, Taronis Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with Ronald Ruyle, Charlotte Ruyle, Jered Ruyle and Janson Ruyle (collectively, the “Sellers”) and Paris Oxygen Company, a Texas corporation (“Paris”) for the purchase of all of the issued and outstanding capital stock of Paris by the Company. Under the terms of the SPA, the Company purchased one hundred percent (100%) of Paris’ issued and outstanding capital stock for the gross purchase price of $1,250,000 (“Paris Stock”). $3,000 was paid as legal fees and is included in operating expenses in the income statement. The SPA included certain other terms and conditions which are typical in securities purchase agreements. Effective at closing, the Company commenced business operations in Texas through its new wholly owned subsidiary Paris Oxygen Company and is doing business as “Tyler Welders Supply”.

F-15

The preliminary allocation of the consideration transferred is as follows:

Cash	$1,250,000
Total purchase price	$1,250,000

Cash	$43,133
Accounts receivable	106,516
Inventory	149,029
Trucks	105,691
Customer relationships	173,475
Accounts payable assumed	(53,772)
Deferred tax liability	(36,430)
Total purchase price allocation	$487,643

Goodwill	$762,357

October 2018 Stock Purchase:

On October 22, 2018, Taronis Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with Melvin E. Ruyle (collectively, the “Seller”) and Latex Welding Supply, Inc., a Louisiana corporation (“Latex”) for the purchase of all of the issued and outstanding capital stock of Latex by the Company. Under the terms of the SPA, the Company purchased one hundred percent (100%) of Latex’s issued and outstanding capital stock for the gross purchase price of $1,500,000 (“Latex Stock”). $3,000 was paid as legal fees and is included in operating expenses in the income statement. The SPA included certain other terms and conditions which are typical in securities purchase agreements. Effective at closing, the Company commenced business operations in Louisiana through its new wholly owned subsidiary Latex Welding Supply, Inc. and is doing business as “Tyler Welders Supply”.

The preliminary allocation of the consideration transferred is as follows:

Cash	$1,500,000
Total purchase price	$1,500,000

Cash	$57,778
Accounts receivable	92,499
Inventory	70,227
Trucks	62,774
Customer relationships	62,562
Accounts payable assumed	(13,353)
Deferred tax liability	(13,138)
Total purchase price allocation	$319,349

Goodwill	$1,180,651

October 2018 Stock Purchase:

On October 26, 2018, Taronis Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with Tyler Welders Supply, Inc., a Texas corporation (collectively, the “Seller”) and United Welding Specialties of Longview, Inc., a Texas corporation (“United”) for the purchase of all of the issued and outstanding capital stock of United by the Company. Under the terms of the SPA, the Company purchased one hundred percent (100%) of United’s issued and outstanding capital stock for the gross purchase price of $750,000 (“United Stock”). $3,000 was paid as legal fees and is included in operating expenses in the income statement. The SPA included certain other terms and conditions which are typical in securities purchase agreements. Effective at closing, the Company commenced business operations in Texas through its new wholly owned subsidiary United Welding Specialties of Longview, Inc. and is doing business as “Tyler Welders Supply”.

F-16

The preliminary allocation of the consideration transferred is as follows:

Cash	$750,000
Total purchase price	$750,000

Cash	$20,552
Accounts receivable	135,180
Inventory	158,487
Cylinders	56,580
Other assets	17,923
Accounts payable assumed	(65,291)
Total purchase price allocation	$323,433

Goodwill	$426,567

All goodwill recorded as part of the purchase price allocations is currently anticipated to be tax deductible.

The following proforma financial information presents the consolidated results of operations of the Company with NG Enterprises Acquisition, LLC, MWS Green Arc Acquisition, LLC, Trico Welding Supplies, Inc., Paris Oxygen Company, Latex Welding Supply, Inc. and United Welding Specialties of Longview, Inc. for the years ended December 31, 2018 and 2017, as if the above discussed acquisitions had occurred on January 1, 2017 instead of January 19, 2018, February 16, 2018, April 3, 2018, October 17, 2018, October 22, 2018 and October 26, 2018, respectively. The proforma information does not necessarily reflect the results of operations that would have occurred had the entities been a single company during those periods.

	For the years ended December 31,
	2018	2017
Revenues	$12,822,889	$11,987,795
Gross Profit	$6,145,074	$5,295,638
Operating Loss	$(14,010,635)	$(9,001,576)
Net Loss	$(14,387,334)	$(8,289,180)
Weighted Average Common Stock Outstanding	498,287	7,199
Loss per Common Share – Basic and Diluted	$(28.85)	$(1,151.40)

NOTE 5 – RECLASSIFICATION AS A RESULT OF SPIN-OFF AND REVERSE STOCK SPLIT

The Company has reclassified its consolidated financial statements as of and for the years ended December 31, 2018 and 2017, due to two significant events that occurred subsequent to the issuance of the original consolidated financial statements presented within the Annual Report on Form 10K filed on April 12, 2019. These reclassifications have no effect on previously reported earnings, rather only give effect to the August 22, 2019 reverse stock split and the December 5, 2019 spin-off of the Company’s wholly-owned subsidiary Taronis Fuels, Inc., which has been reclassified to discontinued operations.

Reverse Stock Split

On August 22, 2019, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State to effect a one-for-five reverse split of its issued and outstanding common stock in order to regain compliance with the Nasdaq Capital Markets minimum bid price rule. The reverse stock split became effective in accordance with the terms of the Certificate of Amendment on August 22, 2019. All share and per share amounts for the common stock have been retroactively restated within these consolidated financial statements and notes to give effect to the reverse split. See below for details.

Spin-Off of Taronis Fuels, Inc.

On December 5, 2019, the Company completed the spin-off of its wholly-owned subsidiary Taronis Fuels, Inc. (“Taronis Fuels Spin-Off”). Taronis Fuels, Inc. became an independent, publicly traded company through the spin-off, on or about the day immediately following December 5, 2019, the distribution date. As a result of the spin-off, each holder of one (1) share of Taronis Technologies common stock as of 5:00 p.m., New York City time, on November 29, 2019, the record date, was entitled to five (5) shares of Taronis Fuels common stock.

As a result of the Taronis Fuels Spin-Off, the Company’s common stock continues trading on the Nasdaq Stock Market (“Nasdaq”), and Taronis Fuels, Inc. is an independent public company with common stock that is expected to be listed on the OTC Markets.

In accordance with ASC 205-20, “Discontinued Operations,” the results of Taronis Fuels, Inc are reflected in the Company’s consolidated financial statements as discontinued operations and, therefore, are presented as assets and liabilities of discontinued operations on the consolidated balance sheet and loss from discontinued operations on the consolidated statements of operations. Certain amounts in the Company’s Annual Report on Form 10-K filed on April 12, 2019 consolidated financial statements and related footnotes thereto have been reclassified to conform to the discontinued operations presentation as a result of the Taronis Fuels Spin-Off. There was no impact to the previously recorded total assets, liabilities or equity nor net loss or loss per share for any of the periods presented.

F-17

A reconciliation of the reclassifications related to discontinued operations as a result of the Taronis Fuels Spin-Off was as follows:

Consolidated Balance Sheets

	December 31, 2018
	Taronis Tech	Reclassification	Total As
	As Filed	Of Spin-Off	Reclassified

Assets

Current Assets

Cash	$1,598,737	$(1,598,737)	$-
Accounts receivable, net of allowance for doubtful accounts of $418,997 and $101,063, respectively	1,394,681	(1,394,681)	-
Inventory	2,921,500	(2,587,254)	334,246
Prepaid and other current assets	331,822	(172,760)	159,062
Current assets – discontinued operations	-	5,753,432	5,753,432
Total Current Assets	$6,246,740	$-	$6,246,740

Property and equipment, net of accumulated depreciation of $2,683,298 and $2,032,265, respectively	9,686,103	(9,652,306)	33,797
Deposits on acquisitions	550,000	(550,000)	-
Intangible assets, net of accumulated amortization of $824,150 and $457,171, respectively	3,378,764	-	3,378,764
Restricted deposit	806,466	(806,466)	-
Security deposits	227,125	(227,125)	-
Goodwill	6,690,724	(6,690,724)	-
Noncurrent assets – discontinued operations	-	17,926,621	17,926,621

Total Assets	$27,585,922	$-	$27,585,922

Liabilities and Stockholders’ Equity

Current Liabilities

Accounts payable	$2,600,706	$(1,768,690)	$832,016
Accrued expenses	755,455	(413,522)	341,933
Deferred revenue and customer deposits	-	-	-
Capital leases, current	90,303	(90,303)	-
Note payable, net of debt discount of $0 and $13,043, respectively	94,008	(94,008)	-
Promissory notes payable - related party	-	-	-
Derivative liabilities	-	-	-
Current liabilities – discontinued operations	-	2,366,523	2,366,523

Total Current Liabilities	$3,540,472	$-	$3,540,472

Long Term Liabilities
Note payable	601,582	(601,582)	-
Capital leases, net of current	203,294	(203,294)	-
Current liabilities – discontinued operations	-	804,876	804,876

Total Liabilities	$4,345,348	$-	$4,345,348

Temporary Equity

Series C Preferred stock: 25,000 shares designated; 0 and 115 shares issued and outstanding at December 31, 2018	-	-	-
Series E Preferred stock: 455,882 shares designated; 36,765 and 316,875 shares issued and outstanding with a liquidation preference of approximately $57,500 at December 31, 2018	50,000	-	50,000
Series F Preferred Stock: 817,670 shares designated; 0 and 0 shares issued and outstanding at December 31, 2018	-	-	-

Commitments and Contingencies

Preferred stock: $0.001 par; 10,000,000 shares authorized	-	-	-
Series A Preferred stock: 1,000,000 shares authorized; 0 and 1,000,000 shares issued and outstanding at December 31, 2018 and December 31, 2017	-	-	-
Series B Preferred stock: 2,700 shares designated; 0 shares issued and outstanding at December 31, 2018 and December 31, 2017	-	-	-
Common stock: $0.001 par; 190,000,000 shares authorized; 1,546,563 shares issued and outstanding at December 31, 2018 and 17,829 shares issued and outstanding at December 31, 2017	1,547	-	1,547
Additional paid-in-capital	102,808,738	-	102,808,738
Accumulated deficit	(79,619,711)	-	(79,619,711)

Total Stockholders’ Equity	$23,190,574	$-	$23,190,574

Total Liabilities, Temporary Equity and Stockholders’ Equity	$27,585,922	$-	$27,585,922

F-18

Consolidated Balance Sheets

	December 31, 2017
	Taronis Tech	Reclassification	Total As
	As Filed	Of Spin-Off	Reclassified

Assets

Current Assets

Cash	$586,824	$(586,824)	$-
Accounts receivable, net of allowance for doubtful accounts of $418,997 and $101,063, respectively	389,652	(389,652)	-
Inventory	1,601,899	(1,373,000)	228,899
Prepaid and other current assets	198,056	(34,010)	164,046
Current assets – discontinued operations	-	2,383,486	2,383,486
Total Current Assets	$2,776,431	$-	$2,776,431

Property and equipment, net of accumulated depreciation of $2,683,298 and $2,032,265, respectively	6,002,440	(5,989,441)	12,999
Deposits on acquisitions	325,000	(325,000)	-
Intangible assets, net of accumulated amortization of $824,150 and $457,171, respectively	412,331	-	412,331
Restricted deposit			-
Security deposits	27,127	(27,127)	-
Goodwill	2,108,781	(2,108,781)	-
Noncurrent assets – discontinued operations	-	8,450,349	8,450,349

Total Assets	$11,652,110	$-	$11,652,110

Liabilities and Stockholders’ Equity

Current Liabilities

Accounts payable	$1,716,661	$(827,574)	$889,087
Accrued expenses	909,562	(178,101)	731,461
Deferred revenue and customer deposits	44,095	(44,095)	-
Capital leases, current	27,460	(27,460)	-
Note payable, net of debt discount of $0 and $13,043, respectively	451,754	-	451,754
Promissory notes payable - related party	100,000	-	100,000
Current liabilities – discontinued operations	-	1,077,230	1,077,230

Total Current Liabilities	$3,249,532	$-	$3,249,532

Long Term Liabilities	$-
Note payable	$520,000	(520,000)	-
Capital leases, net of current	$63,839	(63,839)	-
Noncurrent liabilities – discontinued operations	$-	583,839	583,839
Total Liabilities	$3,833,371	-	3,833,371

Temporary Equity

Series C Preferred stock: 25,000 shares designated; 0 and 115 shares issued and outstanding at December 31, 2018	$115,000	$-	$115,000
Series E Preferred stock: 455,882 shares designated; 36,765 and 316,875 shares issued and outstanding with a liquidation preference of approximately $57,500 at December 31, 2018	430,950	-	430,950
Series F Preferred Stock: 817,670 shares designated; 0 and 0 shares issued and outstanding at December 31, 2018	-	-	-
Commitments and Contingencies	-

Parent’s net investment	-	-

Preferred stock: $0.001 par; 10,000,000 shares authorized	-	-	-
Series A Preferred stock: 1,000,000 shares authorized; 0 and 1,000,000 shares issued and outstanding at December 31, 2018 and December 31, 2017	1,000	-	1,000
Series B Preferred stock: 2,700 shares designated; 0 shares issued and outstanding at December 31, 2018 and December 31, 2017	-	-	-
Common stock: $0.001 par; 190,000,000 shares authorized; 1,547,563 shares issued and outstanding at December 31, 2018 and 17,829 shares issued and outstanding at December 31, 2017	18	-	18
Additional paid-in-capital	71,854,639	-	71,854,639
Accumulated deficit	(64,582,868)	-	(64,582,868)

Total Stockholders’ Equity	$7,272,789	$-	$7,272,789

Total Liabilities, Temporary Equity and Stockholders’ Equity	$11,652,110	$-	$11,652,110

F-19

Consolidated Statements of Operations

	Year Ended
	December 31, 2018
	Taronis Tech	Reclassification	Total As
	As Filed	Of Spin-Off	Reclassified
Revenue:
Revenue	$9,713,183	$(9,713,183)	$-

Cost of Revenues	5,599,316	(5,599,316)	-
Gross Profit	4,113,867	(4,113,867)	-

Operating Expenses:	-
Selling, general and administration	19,080,185	(8,735,377)	10,344,808
Research and development	11,032	-	11,032
Gain on sale and disposal of property and equipment	(15,074)	15,074	-
Total Operating Expenses	19,076,143	(8,720,303)	10,355,840

Operating Loss	(14,962,276)	4,606,436	(10,355,840)

Other Income and (Expense):
Interest	(179,112)	179,112	-
Accretion of debt discount	(183,579)	-	(183,579)
Other (expense) income	288,124	(288,124)	-
Total Other Income (Expense)	(74,567)	(109,012)	(183,579)
Net Loss from continuing operations	$(15,036,843)	$4,497,424	$(10,539,419)
Net Loss from discontinued operation, net of tax	$-	$(4,497,424)	$(4,497,424)

Net Loss	$(15,036,843)	$-	$(15,036,843)

F-20

Consolidated Statements of Operations

	Year Ended
	December 31, 2017
	Taronis Tech	Reclassification	Totals As
	As Filed	Of Spin-Off	Reclassified
Revenue:
Revenue	$3,719,452	$(3,719,452)	$-
	-
Cost of Revenues	2,182,214	(2,182,214)	-
Gross Profit	1,537,238	(1,537,238)	-

Operating Expenses:
Selling, general and administration	13,134,918	(4,691,669)	8,443,249
Research and development	171,651	-	171,651
Gain on sale and disposal of property and equipment	(50,180)	50,180	-
Total Operating Expenses	13,256,389	(4,641,489)	8,614,900

Operating Loss	(11,719,151)	3,104,251	(8,614,900)

Other Income and (Expense):
Interest	(14,684)	14,684	-
Loss on modification of warrants	-	-	-
Accretion of debt discount	(1,030,372)	-	(1,030,372)
Other (expense) income	(1,778)	1,778	-
Loss on extinguishment of debt	(513,725)	-	(513,725)
Change in fair value of derivative liability	2,255,322	-	2,255,322
Total Other Income (Expense)	694,763	16,462	711,225
Net Loss from continuing operations	$(11,024,388)	$3,120,713	$(7,903,675)
Net Loss from discontinued operations	$-	$(3,120,713)	$(3,120,713)
Net Loss	$(11,024,388)	$-	$(11,024,388)

F-21

Consolidated Statements of Cash Flows

	Year Ended
	December 31, 2018
	Taronis Tech	Reclassification	Totals As
	As Filed	Of Spin-Off	Reclassified
Cash Flows from Operations
Net Loss	$(15,036,843)	$4,497,424	$(10,539,419)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,063,953	(694,561)	369,392
Accretion of debt discount	183,579	-	183,579
Stock based compensation	378,600	-	378,600
Common stock and warrants issued for services	3,418,847	-	3,418,847
Gain on disposal of fixed assets	(15,074)	15,074	-
Gain on acquisition	(253,964)	253,964	-
Deferred revenue and customer deposits	(44,095)	44,095	-
Changes in operating assets:
Accounts receivable	113,583	204,350	317,933
Inventory	301,265	456,277	757,542
Prepaid and other current assets	211,541	118,443	329,984
Accounts payable	584,035	479,783	1,063,818
Accrued Expenses	(299,070)	(88,675)	(387,745)
Net cash used in operating activities for continuing operations	(9,393,643)	5,286,174	(4,107,469)
Net cash used in operating activities for discontinued operations	-	(5,286,174)	(5,286,174)
Net cash used in operating activities	(9,393,643)	-	(9,393,643)

Cash Flows from Investing Activities
Deposit on acquisition	(550,000)	225,000	(325,000)
Cash acquired in acquisition of businesses	208,955	(208,955)	-
Cash paid for acquisitions	(7,267,500)	7,267,500	-
Cash paid for noncompete agreements	(2,600,000)	-	(2,600,000)
Purchase of property and equipment	(1,737,715)	850,895	(886,820)
Purchase of intangibles	(28,716)	-	(28,716)
Security deposit	(199,998)	199,998	-
Net cash used in investing activities for continuing operations	(12,174,974)	8,334,438	(3,840,536)
Net cash used in investing activities for discontinued operations	-	(8,334,438)	(8,334,438)
Net cash used in investing activities	(12,174,974)	8,334,438	(12,174,974)

Cash Flows from Financing Activities
Advances from Parent	-	(15,833,250)	(15,833,250)
Repurchase and cancellation of series A preferred stock	(1,000,000)	-	(1,000,000)
Proceeds for common stock issued	8,720,250	-	8,720,250
Capital lease payments	(44,474)	107,317	62,843
Notes payable repaid	(741,756)	286,939	(454,817)
Repayment of related party notes	(107,500)	-	(107,500)
Net proceeds on issuance of series C preferred stock units, net of costs	18,875,700	-	18,875,700
Stock Issuance costs	(2,315,974)	-	(2,315,974)
Cash receipts for the exercise of warrants	750	-	750
Net cash provided by financing activities from continuing operations	23,386,996	(15,438,994)	7,948,002
Net cash provided by financing activities from discontinued operations	-	15,438,994	15,438,994
Net cash provided by financing activities	23,386,996	(15,438,994)	23,386,996

Net increase (decrease) in cash	1,818,379	(1,818,379)	-

Cash and restricted cash, beginning of year	586,824	(586,824)	-

Cash and restricted cash, end of year	$2,405,203	$(2,405,203)	$-

Supplemental disclosure of cash flow information Cash paid during the year for:
Interest	$186,909	$(186,909)	-

Supplemental disclosures of non-cash investing and financing activities:
Reclassification of derivative liability to equity	$-	$-	-
Issuance of common stock and series B preferred stock in conjunction with debt extinguishment	$-	$-	-
Conversion from note payable to convertible note payable	$-	$-	-
Common shares issued for settlement of accounts payable	$564,873	$-	564,873
Assets acquired in NG Enterprises acquisition	$916,220	$(916,220)	-
Liabilities assumed NG Enterprises acquisition	$(148,720)	$148,720	-
Assets acquired in Green Arc Supply acquisition	$2,667,589	$(2,667,589)	-
Liabilities assumed in Green Arc Supply acquisition	$(154,009)	$154,009	-
Assets acquired in Trico Welding Supplies acquisition	$3,612,075	$(3,612,075)	-
Liabilities assumed in Trico Welding Supplies acquisition	$(1,612,075)	$1,612,075	-
Assets acquired in Paris Oxygen acquisition	$1,340,202	$(1,340,202)	-
Liabilities assumed in Paris Oxygen Supplies acquisition	$(90,202)	$90,202	-
Assets acquired in Latex Welding Supplies acquisition	$1,526,491	$(1,526,491)	-
Liabilities assumed in Latex Welding Supplies acquisition	$(26,491)	$26,491	-
Assets acquired in United Welding Specialties acquisition	$815,291	$(815,291)	-
Liabilities assumed in United Welding Specialties acquisition	$(65,291)	$65,291	-
Conversion of Series C preferred stock into shares of common stock	$2,212,300	$-	2,212,300
Conversion of Series E preferred stock into shares of common stock	$380,950	$-	380,950
Conversion of Series F preferred stock into shares of common stock	$556,016	$-	556,016
Fair value of common stock issued in Green Arc Supply acquisition	$1,259,616	$-	1,259,616
Deemed dividend in connection with the issuance of Series C Preferred stock	$(2,097,300)	$-	$(2,097,300)

F-22

Consolidated Statements of Cash Flows

	Year Ended
	December 31, 2017
	Taronis Tech	Reclassification	Totals As
	As Filed	Of Spin-Off	Reclassified
Cash Flows from Operations
Net Loss	$(11,024,388)	$3,120,713	$(7,903,675)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	673,062	(608,954)	64,108
Accretion of debt discount	1,030,372	-	1,030,372
Stock based compensation	425,492	-	425,492
Common stock and warrants issued for services	2,971,465	-	2,971,465
Provision for slow moving spare parts	50,000	(50,000)	-
Gain on disposal of fixed assets	(50,180)	50,180	-
Loss on settlement of debt	751,902	-	751,902
Loss on settlement of vendor liability	11,715	-	11,715
Deferred revenue and customer deposits	19,095	(19,095)	-
Extinguishment of debt	513,725	-	513,725
Change in fair value of derivative liability	(2,255,322)	-	(2,255,322)
Changes in operating assets:
Accounts receivable	52,903	(52,903)	-
Inventory	(35,966)	35,966	-
Prepaid and other current assets	28,249	(192,294)	(164,045)
Accounts payable	1,348,614	(600,323)	748,291
Accrued Expenses	701,386	(18,953)	682,433
Net cash used in operating activities for continuing operations	(4,787,876)	1,664,337	(3,123,539)
Net cash used in operating activities for discontinued operations	-	(1,664,337)	(1,664,337)
Net cash used in operating activities	(4,787,876)	-	(4,787,876)

Cash Flows from Investing Activities
Deposit on acquisition	(325,000)	325,000	-
Purchase of property and equipment	(250,252)	283,732	33,480
Security deposit	(491)	491	-
Proceeds from sale of assets	121,343	(121,343)	-
Net cash used in investing activities	(454,400)	487,880	33,480
Net cash used in investing activities	-	(487,880)	(487,880)
Net cash used in investing activities	(454,400)	-	(454,400)

Cash Flows from Financing Activities
Gross proceeds on sale of notes payable	940,000	-	940,000
Advances from Parent	-	(1,065,977)	(1,065,977)
Capital lease payments	(12,038)	(38,522)	(50,560)
Net proceeds from capital leases	-	(18,131)	(18,131)
Notes payable repaid	(776,292)	-	(776,292)
Net proceeds on related party notes and advances	289,173	-	289,173
Repayment of related party notes	(7,103)	-	(7,103)
Net proceeds on issuance of series C preferred stock units, net of costs	3,771,013	-	3,771,013
Cash receipts for the exercise of warrants	7,937	-	7,937
Net cash provided by financing activities	4,212,690	(1,122,630)	3,090,060
Net cash provided by financing activities	-	1,122,630	1,122,630
Net cash provided by financing activities	4,212,690	(1,122,630)	4,212,690

Net increase (decrease) in cash	(1,029,586)	1,029,586	-

Cash and restricted cash, beginning of year	1,616,410	(1,616,410)	-

Cash and restricted cash, end of year	$586,824	$(586,824)	$-

Supplemental disclosure of cash flow information Cash paid during the year for:
Interest	$-	$-

Supplemental disclosures of non-cash investing and financing activities:
Reclassification of derivative liability to equity	$(427,568)	$-	$(427,568)
Issuance of common stock and series B preferred stock in conjunction with debt extinguishment	$5,652,500	$-	$5,652,500
Conversion from note payable to convertible note payable	$500,000	$-	$500,000
Common shares issued for settlement of accounts payable	$857,000	$-	$857,000

NOTE 6 – FAIR VALUE

See Note 5 for the reclassification related to discontinued operations.

Accounting Standards Codification 820, “Fair Value Measurements and Disclosure,” (“ASC 820”) defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, not adjusted for transaction costs. ASC 820 also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels giving the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

F-23

The three levels are described below:

Level 1 Inputs – Unadjusted quoted prices in active markets for identical assets or liabilities that is accessible by the Company;

Level 2 Inputs – Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 Inputs – Unobservable inputs for the asset or liability including significant assumptions of the Company and other market participants.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts payable, accrued expenses and notes payable approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

As of December 31, 2018 and 2017, the Company had no material assets or liability’s that required remeasurement.

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the years ended December 31, 2017:

		Embedded	Total
	Warrant	Conversion	Derivative
	Liability	Feature	Liabilities
Balance – December 31, 2016	7,195,617	504,968	7,700,585
Change in fair value	(2,131,990)	(123,332)	(2,255,322)
Reclassification of derivative liabilities to equity	(396,854)	(30,714)	(427,568)
Derivative extinguishment	(4,666,773)	(350,922)	(5,017,695)
Balance – December 31, 2017	-	-	-

The Company’s Level 3 liabilities shown in the above table consist of warrants that contain a cashless exercise feature that provides for their net share settlement at the option of the holder. In addition, the convertible debt conversion feature has a price reset provision with no floor. The warrants also contain a fundamental transaction provision that permits their settlement in cash at fair value at the option of the holder upon the occurrence of a change in control. Such change in control events include tender offers or hostile takeovers, which are not within the sole control of the Company as the issuer of these warrants. Settlement at fair value upon the occurrence of a fundamental transaction computed using the Black Scholes Option Pricing Model using the following assumptions:

Assumptions utilized in the valuation of Level 3 liabilities for the year ended December 31, 2017 are described as follows:

Risk free interest rate	0.2% to 1.94%
Term (in years)	0.25 to 7.07
Volatility	62% to 142%
Dividends	$0

The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued. The expected term used is the contractual life of the instrument being valued. Volatility was calculated using the Company’s historical common stock price over the expected term of the instruments valued. Dividends were deemed to be $0 as the Company has historically never declared any dividends to its stock holders.

F-24

NOTE 7 - INVENTORY

See Note 5 for the reclassification related to discontinued operations.

Inventory, consisting of production material consumables, hard goods, spare components and CIP, was $2,921,500 and $1,601,899 at December 31, 2018 and December 31, 2017, respectively.

	December 31,
	2018	2017
Raw Materials	26,568	24,472
Finished Goods	1,926,576	714,478
WIP	968,356	862,949
Total Inventory	2,921,500	1,601,899

NOTE 8 – PROPERTY AND EQUIPMENT, NET

See Note 5 for the reclassification related to discontinued operations.

	Estimated useful life	December 31, 2018	December 31, 2017

Machinery and equipment	3 – 5 years	$807,859	$482,263
Furniture and office equipment	5 – 7 years	397,779	182,305
Transportation	3 – 5 years	884,623	222,144
Production units	5 – 30 years	8,023,689	4,910,736
Building	39.5 years	2,255,451	2,237,257
		12,369,401	8,034,705
Accumulated depreciation and amortization		(2,683,298)	(2,032,265)
		$9,686,103	$6,002,440

Depreciation expense was $697,633 and $616,480 for the years ended December 31, 2018 and 2017, respectively.

NOTE 9 – INTANGIBLE ASSETS, NET

See Note 5 for the reclassification related to discontinued operations.

The Company’s intangible assets consisted of the following:

	Estimated useful life	Weighted average remaining life	December 31, 2018	December 31, 2017
Intellectual property	15 years	12.87	$898,876	$869,502
Customer relationships	10 years	9.65	704,037	-
Non-compete agreements	1-10 years	4.67	2,600,000	-
Less: Accumulated amortization			(824,150)	(457,171)
Intangible assets, net			$3,378,764	$412,331

The Company recorded amortization expense of $366,320 and $55,894 for the year ended December 31, 2018 and 2017, respectively.

F-25

The following table outlines estimated future annual amortization expense for the next five years and thereafter:

December 31,
2019	$587,866
2020	579,533
2021	579,533
2022	579,533
2023	442,194
Thereafter	610,105
Total	$3,378,764

NOTE 10 – GOODWILL

See Note 5 for the reclassification related to discontinued operations.

Goodwill outstanding as of December 31, 2018 and 2017 consisted of the following:

Goodwill
December 31, 2016	2,108,780
Acquisitions	-
Impairments	-
December 31, 2017	2,108,780
Acquisitions	4,581,943
Impairments	-
December 31, 2018	6,690,724

NOTE 11 - CAPITALIZED LEASES

See Note 5 for the reclassification related to discontinued operations.

The Company has equipment under various capital leases expiring through August 2024. The assets and liabilities under the capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets.

The assets, with costs of approximately $293,597 and $91,299 as of December 31, 2018 and 2017, and accumulated amortization of approximately $80,595 and $22,725 as of December 31, 2018 and 2017, respectively, are included in machinery and equipment and are amortized over the estimated lives of the assets. Amortization of assets under capital leases is included in depreciation expense.

At December 31, 2018, annual minimum future lease payments under the capital leases are as follows:

For the year ending December 31,	Amount
2019	$101,565
2020	91,420
2021	70,820
2022	40,034
2023	11,507
2024	3,730
Total minimum lease payments	319,075
Less amount representing interest	25,478
Present value of minimum lease payments	293,597
Less current portion of minimum lease	90,303
Long-term present value of minimum lease payment	$203,294

The interest rate on the capital leases is approximately 6% and is imputed based on the lower of the Company’s incremental borrowings rate at the inception of each lease or the lessor’s implicit rate of return.

F-26

NOTE 12 – NOTES PAYABLE

See Note 5 for the reclassification related to discontinued operations.

Notes Payable – Related Parties

On April 3, 2017, the Company entered into a $50,000 promissory note with a member of the Board of Directors. The note bore interest of 15% and was due on July 3, 2017. During the year ended December 31, 2018, the company repaid $50,000 in principal and $3,750 in interest. As of December 31, 2018, the Note has been repaid in full.

On April 11, 2017, the Company entered into a $50,000 promissory note with the Company’s Chief Technology Officer (“CTO”). The note bore interest of 15% and was due on July 11, 2017. During the year ended December 31, 2018, the company repaid $50,000 in principal and $3,750 in interest. As of December 31, 2018, the Note has been repaid in full.

Interest on the aforementioned notes and advances was not material during the year ended December 31, 2018 and 2017.

Note Agreement

On November 15, 2017, the Company entered into a settlement agreement with the holder of the senior debenture and entered into a short-term note agreement having an implicit interest rate of 25% and received net proceeds of $500,000. The short-term note agreement had a term of twelve (12) months and required the Company to make monthly payments in the amount of $10,417 with a $625,000 balloon payment at end of term, which included a $125,000 commitment fee. The Company had the right prepay the amounts owed under the note at any time without penalty.

The Company recorded $250,000 in commitment fees, buy back premiums and interest as an original issue discount and recorded a face amount of $750,000. The $250,000 in discount was accreted over the 12-month life of the agreement using the straight-line method, which approximates the interest rate method. As of December 31, 2018, and 2017, the Company accreted $183,579 and $65,796 of the discount. The short term note agreement had a blanket lien on the Company’s assets.

As of December 31, 2018, the note has been paid in full.

Promissory Note – Mortgage

On September 30, 2014, the Company entered into a promissory note for a principal sum of $520,000 at an interest rate of 6.5% per annum as part of the mortgage on its corporate headquarters in Clearwater, FL. Payments of interest only are due and payable monthly commencing November 1, 2014 until October 1, 2024, at which time the entire principal balance shall be due and payable. As of December 31, 2018, and 2017, the principal balance payable was $520,000 and $520,000, respectively.

Trico Notes Payable Assumed

On April 3, 2018, in conjunction with the acquisition, the Company assumed $282,013 in promissory notes payable by Trico Welding Supplies, Inc. (“Trico”), when the Company completed the acquisition of Trico. Trico is obligated under seven promissory notes with interest rates ranging between 4.75-6.75%. As of December 31, 2018, the total principal balance payable by Trico was $175,590.

F-27

At December 31, 2018, annual minimum future payments under the notes payable are as follows:

For the year ending December 31,	Amount
2019	94,008
2020	49,352
2021	32,230
Total minimum lease payments	175,590

NOTE 13 - STOCKHOLDERS’ EQUITY

See Note 5 for the reclassification related to discontinued operations.

Reverse Stock Splits

On May 18, 2017, the Company filed an amendment to the Certificate of Incorporation to effect a one-for-ten reverse split of the Company’s issued and outstanding common stock which was effectuated on May 19, 2017.

On January 16, 2018, the Company filed an amendment to the Certificate of Incorporation to effect a one-for-fifteen reverse split of the Company’s issued and outstanding common stock which was effectuated on January 16, 2018.

On January 30, 2019, the Company filed an amendment to the Certificate of Incorporation to effect a one-for-twenty reverse split of the issued and outstanding common stock, which became effective in accordance with the terms of the Certificate of Amendment on January 30, 2019.

On August 22, 2019, the Company filed an amendment to the Certificate of Incorporation to effect a one-for-five reverse split of the issued and outstanding common stock, which became effective in accordance with the terms of the Certificate of Amendment on August 22, 2019. See Note 5.

These reverse stock splits did not modify the rights or preferences of the common stock. Proportional adjustments have been made to the conversion and exercise prices of the outstanding common stock warrants, convertible notes, and common stock options.

All share and per share amounts for the common stock have been retroactively restated to give effect to the reverse splits as if they occurred at the first period presented.

Common shares and warrants issued for cash

During the year ended December 31, 2018, the Company entered into two Securities Purchase Agreements (“August SPA” and “October SPA”), in which the Company issued an aggregate of 465,083 shares of common stock and warrants to purchase 465,084 shares of common stock. The purchase price of the common stock was $15.00 and $23.20 per share, respectively. Total gross proceeds received were $8,720,250. The exercise price of the common stock warrants was $30.00 and $36.55 per share, respectively. The termination date of the common stock warrants is August 31, 2019 and April 11, 2022, respectively. Placement agents received cash fees equal to 1% and 6% of the aggregate gross proceeds raised in the placement, respectively, for a total of $387,903. The offering was made pursuant to a prospectus supplement and accompanying base prospectus relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-207928).

Common shares issued for services

During the year ended December 31, 2018, the Company issued 55,729 shares of the Company’s common stock to key advisors, directors and consultants of the Company. These shares vest over the life of the service term and the fair value of these issuances was $3,177,100. The Company recorded a charge of $2,804,258 in the statement of operations as a component of selling, general and administration for the year ended December 31, 2018. As of December 31, 2018, $372,842 remains unvested and will fully vest over the next year.

The Company issued 2,503 shares of common stock to consultants for various services rendered during the year ended December 31, 2017. These shares were fully vested on the date of issuance and the fair value of these issuances was $3,181,167. The charge was included in selling, general and administration in the statement of operations.

F-28

Common shares issued for settlement of liabilities

During the year ended December 31, 2018 the Company issued 7,215 of common stock to settle outstanding vendor liabilities of $564,873. In connection with this transaction, the company also recorded a loss on settlement of liabilities of $41,696, the fair value of the stock issued with the transaction was in excess of the liabilities extinguished.

During the year ended December 31, 2017 the Company issued 133 shares of common stock to settle outstanding debt of $48,201. In connection with this transaction, the company also recorded a loss on settlement of liabilities of $11,715, the fair value of the stock issued with the transaction was in excess of the liabilities extinguished.

Common Stock Issued for Exercise of Warrants

During the year ended December 31, 2018, the Company issued 750 shares of common stock for the exercise of warrants. The cash proceeds were $750.

During the year ended December 31, 2017, the Company issued 53 shares of common stock for the exercise of warrants. The cash proceeds were $7,937. The exercise of these warrants resulted in a reclassification of the derivative liability associated with these warrants of $396,854, which has been reclassified from derivative liability to stockholders’ equity.

Common Stock Issued for Acquisition of Assets

On February 16, 2018, the Company closed an asset purchase agreement to purchase certain assets with an aggregate purchase price of $2,500,000. The aggregate purchase price comprised of a $1,000,000 cash payment and the issuance of 9,615 shares of the Company’s restricted common stock with a fair value of $1,259,616.

Preferred Stock

Series A Preferred Stock

On November 2, 2018, the Company repurchased the Series A Preferred Stock for $1,000,000 and 50,000 shares of common stock for a total aggregate purchase price of $2,185,000. The Company recorded the redemption as deemed dividend of $2,185,000 and upon receipt of the repurchased shares, the Company cancelled and terminated the Series A Preferred class of stock and returned voting control of the Company back to its common stock shareholders. As of December 31, 2018, and 2017, 0 and 1,000 shares of Series A Preferred Stock were issued and outstanding, respectively.

Series B Convertible Preferred Stock

On May 9, 2017 the Company filed a Certificate of Designation to designate 2,700 shares of Series B Convertible Preferred Stock. The Preferred Stock is convertible in shares of common stock at a price of $4500.00 per share subject to subsequent equity sales reset provisions. The conversion provision was at the option of the holder and the Series B Convertible Preferred Stock did not provide for cumulative dividends and did not have any voting rights. The holders of Series B Convertible Preferred Stock would receive upon liquidation, the same amount that a holder of common stock would receive if the preferred stock were fully converted, paid pari passu with all holders of common stock.

On May 9, 2017, the Company entered into an exchange agreement with an institutional investor. Under the terms of the agreement, the investor agreed to exchange with the Company, warrants exercisable for 14,799 shares of common stock, for (i) 2,700 shares of Series B Convertible Preferred Stock at a stated value of $1,000 per share and convertible into 600 shares of common stock at a conversion price of $4,500.00 and (ii) 667 shares of common stock.

The Company cancelled 14,799 of warrants with a fair value of $4,666,773 on the date of the exchange, extinguished the derivative liability associated with the conversion feature in the amount of $350,922, and issued 2,700 shares of Series B Convertible Preferred Stock and 67 shares of common stock with an aggregate fair value of $5,652,500. The exchange resulted in an incremental increase of $513,725 which the Company has recorded as a loss on extinguishment of debt in other income (expense) in the statement of operations for the year ended December 31, 2017.

F-29

During the year ended December 31, 2017, 2,700 shares of the Series B Convertible Preferred Stock were converted into 600 shares of the Company’s common stock an exchange rate of $4,500.00 per share.

Series C Convertible Preferred Stock

On June 15, 2017 the Company filed a Certificate of Designation to designate 25,000 shares of Series C Convertible Preferred Stock. The Preferred Shares have a stated value of $1,000 and each share of preferred stock is convertible into common stock at an initial conversion price of $4,500 per share. The holders of Preferred Shares are entitled to receive dividends, when and as declared by the Board and after the occurrence of a triggering event. Until such time as all triggering events then outstanding are cured, the holders shall be entitled to receive dividends at a rate of eighteen percent (18.0%) per annum.

At any time, the holder may, at its option, convert any Preferred Shares at an alternate conversion price as follows:

The lower of (A) the applicable conversion price as then in effect and (B) the greater of (x) $525 and (y) the lowest of (i) 85% of the Value Weighted Average Price (“VWAP”) of the common stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, (ii) 85% of the VWAP of the common stock as of the trading day of the delivery or deemed delivery of the applicable conversion notice and (iii) 85% of the price computed as the quotient of (I) the sum of the VWAP of the common stock for each of the ten (10) trading days with the lowest VWAP of the common stock during the twenty (20) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, divided by (II) ten (10).

In lieu of conversion, upon a triggering event, the holder may require the Company to redeem all or any of the Preferred Shares at a price equal to the greater of (i) the product of (A) the conversion amount of the Preferred Shares to be redeemed multiplied by (B) a redemption premium of 115% and (ii) the product of (X) the conversion rate with respect to the conversion amount in effect at such time of redemption multiplied by (Y) the product of (1) a redemption premium of 115% multiplied by (2) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such Triggering Event and ending on the date the Company makes the entire redemption payment.

The Company may, at its option following notice to each holder, redeem such amount of Preferred Shares by paying to each holder the corresponding installment amount in cash. The applicable installment conversion price with respect to a particular date of determination, shall be equal to the lower of (A) the conversion price then in effect and (B) the greater of (x) $525 and (y) the lower of (i) 85% of the VWAP of the common stock as of the trading day immediately preceding the applicable Installment Date and (ii) 85% of the quotient of (A) the sum of the VWAP of the common stock for each of the ten (10) trading days with the lowest VWAP of the common stock during the twenty (20) consecutive trading day period ending and including the trading day immediately prior to the applicable Installment Date, divided by (B) ten (10).

If the Company elects to effect an installment redemption in lieu of an installment conversion, in whole or in part, such Preferred Shares shall be redeemed by the Company in cash on the applicable Installment Date in an amount equal to 103% of the applicable installment redemption amount.

As a result of such Triggering Event discussed above, the Series C Preferred Stock has redeemable features which are not in the Company’s control and therefore Management has classified the Series C Preferred Stock in temporary equity in accordance with ASC 480-10-S99-3A on the Consolidated Balance Sheet.

On June 12, 2017, the Company entered into a Securities Purchase Agreement (“SPA”) with one or more investors. Under the terms of the agreement, the Company issued to each investor, Series C Convertible Preferred Stock, Series C Convertible Preferred Warrants and Common Stock Warrants, for a total gross purchase price of up to $25,000,000. At the initial closing under the SPA, the Company issued a total of 75 Preferred Shares at a purchase price of $900 per share. The Preferred Warrants are exercisable for a total of 24,925 Preferred Shares at an exercise price of $900 per share. The Preferred Shares have an initial conversion price of $4,500 and are initially convertible into an aggregate of 129 shares of common stock. The Common Stock Warrants are exercisable for 2,223 shares of common stock, representing thirty-five percent (35%) of the total number of shares of common stock initially issuable upon conversion of the Preferred Shares. The exercise price of the Common Stock Warrants is $4,500 per share and are exercisable for 5 years.

F-30

During the years ended December 31, 2018 and 2017, the warrant holders exercised 21,088 and 3,528 Preferred Warrants into 21,088 and 3,528 Preferred Shares. The investors simultaneously converted 21,088 and 3,413 shares (and the previously issued 75 Preferred Shares) which had a stated value of $21,088,000 and $3,413,000 into 907,663 and 6,345 shares of the Company’s Common Stock.

Management analyzed the conversion features of the Series C Preferred stock underlying the Preferred Warrants and recorded a beneficial conversion feature during the years ended December 31, 2018 and 2017, in the amount of $2,097,300 and $3,528,000. The beneficial conversion feature was recognized as a deemed dividend. In addition, because the Preferred Warrants may not be exercised into preferred shares unless the registration statement is effective, no derivative liability has been recognized.

As of December 31, 2018, and 2017, the Company had 0 and 115 Series C shares outstanding with a stated value of $0 and $115,000.

Series E Convertible Preferred Stock

On September 15, 2017, the Company designated a new class of preferred stock as Series E Convertible Preferred Stock. The authorized number of Series E Convertible Preferred Stock was 455,882. Each preferred share shall have a par value of $0.001. The holders are entitled to receive dividends, when and as declared by the Board. The Preferred Shares have a stated value of $1.36 per share. The initial conversion price of the preferred shares to common stock will be $136.00. In addition, under the Series E Convertible Preferred Stock designation holders representing at 65% of the aggregate stated value amount of the Preferred Shares then outstanding shall be required for any change, waiver or amendment to the certificate of designations provided, that 65% must include the holders as long as they beneficially own any preferred shares.

Upon the occurrence of a triggering event as disclosed in the Series E Convertible Preferred Stock designation until such time as all triggering events then outstanding are cured, the holders shall be entitled to receive dividends at a rate of 18.0% per annum.

At any time the holder may, at its option, convert the Series E Convertible Preferred Stock under an alternate conversion price which is the lower of the applicable conversion price in effect on the applicable conversion date of the applicable alternate conversion and the greater of the following:

a)	the floor price and the lowest of 75% of the closing bid price of the common Stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice,

b)	75% of the variable weighted average price of the common stock as defined in the preferred designation

In lieu of conversion, upon a triggering event, the holder may require the Company to redeem all or any of the preferred shares at a price equal to the greater of calculations as defined in the preferred designation Accordingly the Company has classified the Series E Convertible Preferred Stock as temporary equity.

During the year ended December 31, 2017, the Company issued 36,765 shares of Series E Convertible Preferred Stock and issued 419,117 Series E Preferred Convertible Preferred Stock Warrants as part of a security purchase agreement for consideration of $50,000 which was for stock issuance cost. The Series E Convertible Preferred Stock Warrants have a life of 2.28 years and an exercise price of $136.00. The Company recorded a beneficial conversion feature in the amount of $620,000 for the underlying preferred shares of the preferred warrant. The beneficial conversion feature was recognized as a deemed dividend.

F-31

During the years ended December 31, 2018 and 2017, the warrant holders exercised 0 and 419,117 Preferred Warrants into 0 and 419,117 Preferred Shares for a total gross purchase price of $0 and $569,999. During the years ended December 31, 2018 and 2017, the investors simultaneously converted 280,110 and 139,007 shares of Preferred Series E which had a stated value of $380,950 and $189,049 into 1,358 and 360 shares of common stock.

As of December 31, 2018, and 2017, the Company had 36,765 and 316,875 Series E shares Convertible Preferred Stock outstanding with a stated value of $50,000 and $430,950.

Series F Convertible Preferred Stock

On June 27, 2018, the Company entered into a Securities Settlement Agreement (“SSA”) with Maxim Group, LLC (“Maxim”). Maxim was entitled to certain placement agent fees from the Company in the aggregate amount of $556,016 arising from the convertible preferred transaction dated June 12, 2017, pursuant to the engagement letter, dated March 7, 2017, between the Company and Maxim. Under the terms of the SSA, the Company issued to Maxim 817,670 shares of Series F Convertible Preferred Stock with an initial total value of $556,016 (“Series F Convertible Preferred Stock”). The Series F Convertible Preferred Stock has an initial conversion price of $68.00 per share and will be convertible into common stock.

Upon execution of the SSA, the Company reduced its outstanding obligations by $556,016.

During the year ended December 31, 2018, investors converted 817,670 shares of Series F Convertible Preferred Stock, which had a stated value of $556,016, into 31,321 shares of the Company’s common stock for settlement of payables to the placement agents.

Equity Incentive Plan

On July 12, 2017, the Board of Directors submitted the following actions to the Majority Stockholder for ratification and approval by consent in lieu of meeting, and the Majority Stockholder has ratified and approved the following actions: approving the MagneGas Corporation Amended and Restated 2014 Equity Incentive Award Plan. The principal purpose of the action was for increasing the number of shares that may be issued or transferred pursuant to awards under the New Plan.

As of December 31, 2018, and 2017, there are 2,311 and 153 shares to be issued upon exercise of outstanding options and 765,417 shares remaining available for future issuance under equity compensation plans.

Under the terms of the Company’s plan, incentive stock options (ISOs) may be granted to officers and employees and non-qualified stock options and awards may be granted to directors, consultants, officers and employees of the Company. The exercise price of ISOs cannot be less than the fair market value of the Company’s Common Stock on the date of grant. The options vest over a period determined by the Company’s Board of Directors, ranging from immediate to four years, and expire not more than ten years from the date of grant.

Options

Options outstanding as of December 31, 2018 and 2017 consisted of the following:

		Weighted	Weighted
		Average	Average
	Options	Exercise	Remaining	Intrinsic
	Outstanding	Price	Life in Years	Value
December 31, 2016	325	9,354.00	1.23	272
Granted	-
Exercised	-
Forfeited	-
Expired	(171)	3,473.00
December 31, 2017	154	15,934.00	1.58	-
Granted	2,250	92.85	10.00	-
Exercised	-
Forfeited	-
Expired	(93)	16,966.15	-	-
December 31, 2018	2,311	469.45	8.84	-

Exercisable at December 31, 2018	1,803

As of December 31, 2018, the fair value of non-vested options totaled $46,700 which will be amortized to expense until December 31, 2019.

F-32

The fair value of each employee option grant is estimated on the date of the grant using the Black-Scholes option-pricing model. Key weighted-average assumptions used to apply this pricing model during the year ended December 31, 2018 were as follows:

Risk free interest rate	2.84%
Expected term	10 years
Volatility	183%
Dividends	$0

The Company had no grants during the year ended December 31, 2017.

Common Stock Warrants

Warrants outstanding as of December 31, 2018 and 2017 consisted of the following:

		Weighted	Weighted
		Average	Average
	Warrants	Exercise	Remaining
	Outstanding	Price	Life in Years
December 31, 2016	1,533	13,650.00	5.80
Granted	2,223	45,563.00	5.00
Exercised	(53)	1,500.00
Forfeited/Exchanged	-	-
Expired	(1,480)	13,650.00
December 31, 2017	2,223	45,563.00	4.45
Granted	465,834	33.00	2.17
Exercised	(750)	1.00
Expired	-
December 31, 2018	467,306	249.60	1.90
Exercisable at December 31, 2018	467,306

During the years ended December 31, 2018 and 2017, the Company exercised 750 and 53 shares of warrants with cash proceeds of $750 and $7,937, respectively.

At December 31, 2018 and 2017, the total intrinsic value of warrants outstanding and exercisable was $0 and $0, respectively.

In connection with the October SPA, the Company agreed to grant the investors one common stock purchase warrant for every share of common stock purchased under the October SPA at an exercise price of $36.55 per share. 218,000 common stock warrants were issued, expiring on April 14, 2022. The exercise price was subsequently adjusted to $23.20 as part of the January 11, 2019 SPA. Any deemed dividend associated with the exercise price adjustment will be recorded in the first quarter of 2019.

F-33

In connection with the August SPA, the Company agreed to grant the investor(s) one common stock purchase warrant for every share of common stock purchased under the SPA at an exercise price of $30.00 per share. 247,083 common stock warrants were issued, expiring on August 31, 2019.

During the year ended December 31, 2018, the Company issued 750 shares of common stock for the exercise of warrants, with cash proceeds of $750. The fair value of the common stock warrants was $316,501, of which $302,589 was recognized as stock-based compensation for the year ended December 31, 2018.

Maxim Group, LLC (“Maxim”) acted as the exclusive placement agent for the Series C preferred stock transaction. The Company agreed to pay Maxim a cash fee payable upon each closing equal to 6.0% of the gross proceeds received by the Company at each Closing (the “Placement Fee”). Such fees were recognized as stock issuance costs. Additionally, the Company granted to Maxim (or its designated affiliates) warrants to purchase up to 2,223 shares common stock (the “Placement Agent Warrants”). The Placement Agent Warrants expire five (5) years after the Closing. The Placement Agent Warrants are exercisable at a price per share equal to $4,950, are not be redeemable and are exercisable for 5 years. The Placement Agent Warrants may be exercised in whole or in part and provide for a “cashless” exercise, except in the event the shares of common stock issuable upon exercise of the Placement Agent Warrants are registered for resale, in which case they provide for a “cash” exercise only. The Placement Agent Warrants were recorded at fair value as stock issuance costs. Although the Placement Agent Warrants contain certain change in control provisions that are potentially settleable in cash, such settlement is at the Company’s discretion.

Preferred Stock Warrants

Warrants outstanding to purchase Series C Preferred Stock as of December 31, 2018 consisted of the following:

		Weighted	Weighted
		Average	Average
	Warrants	Exercise	Remaining
	Outstanding	Price	Life in Years
December 31, 2017	24,925	900	5.45
Granted	-
Exercised	(3,528)	900
Forfeited/Exchanged	-
Expired	-
December 31, 2017	21,397	900	4.45
Granted	-
Exercised	(20,973)	900
Forfeited/Exchanged	-
Expired	-
December 31, 2018	424	900	3.45

Exercisable at December 31, 2018	424

At December 31, 2018 and 2017, the total intrinsic value of preferred stock warrants outstanding and exercisable was $0 and $0, respectively.

NOTE 14 - RELATED PARTY TRANSACTIONS

See Note 5 for the reclassification related to discontinued operations.

Operating Leases – Related Party

The Company previously occupied 5,000 square feet of a building owned by a related party. Rent was payable at $4,000 on a month-to-month basis. The facility allowed for expansion needs. The lease was held by EcoPlus, Inc., a company that is effectively controlled by Dr. Ruggero Santilli, a former officer and director of the Company. Rent expense under this lease was approximately $20,000 the year ended December 31, 2017. The lease was terminated on May 27, 2017.

F-34

Notes Payable – Related Parties

As of December 31, 2017, the Company had a $50,000 promissory note with a member of the Board of Directors. The note bore interest of 15% per annum and was due on July 3, 2017. During the year ended December 31, 2018, the Company repaid $50,000 in principal and $3,750 in interest. As of December 31, 2018, the balance payable was $0 including interest of $0.

As of December 31, 2017, the Company had a $50,000 promissory note with the Company’s Chief Technology Officer (“CTO”). The note bore interest of 15% and was due on July 11, 2017. During the year ended December 31, 2018 the Company repaid $50,000 in principal and $3,750 in interest. As of December 31, 2018, the balance payable was $0 including interest of $0.

Asset Purchase Agreement – Related Parties

On April 4, 2018, the Company entered into a $500,000 asset purchase agreement with LBJ, a California general partnership owned by Joseph Knieriem and Robert Baker. At the time of the asset purchase agreement, Mr. Knieriem and Mr. Baker were full-time employees of the Company.

Accrued Expenses – Related Parties

During the period July 1, 2017 through December 31, 2017, the CTO, excluding the notes described above, continued to fund working capital in the amount of $249,570. There was no formal note agreement, stated interest rate or maturity date and was payable on demand. As of December 31, 2018, and 2017, $0 and $182,070 was payable to the CTO and was included in accrued expenses.

Interest on the aforementioned notes and advances was not material during the year ended December 31, 2018.

NOTE 15 - COMMITMENTS AND CONTINGENCIES

See Note 5 for the reclassification related to discontinued operations.

Litigation

Certain conditions may exist as of the date the consolidated financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed, unless they involve guarantees, in which case the guarantees would be disclosed. There can be no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

From time to time the Company may be a party to litigation matters or regulatory investigations involving claims against the Company or its wholly-owned subsidiaries. The Company is subject to an increased risk of litigation and regulatory investigation due to the Company’s operation in a highly regulated industry.

F-35

On April 16, 2015, an accident occurred at the Company’s facility during the gas filling process. As a result of the accident, one employee was killed and one was injured, but has recovered and has returned to work. Although the Company has workers’ compensation insurance and general liability insurance, the financial impact of the accident is unknown at this time. No customers have terminated their relationship with the Company as a result of the accident. On October 14, 2015, the Company received the final report from the Occupational Safety and Health Administration (“OSHA”) related to the accident. The OSHA report included findings, many of which had already been resolved, and a proposed citation. The Company was not cited for any willful misconduct and no final determination was made as to the cause of the accident. The Company received citations related to other various operational issues and received an initial fine of $52,000 which was paid. The Company has also been informed by the DOT that it has closed its preliminary investigation into the accident with no findings or citations to the Company, however, the DOT has the right to re-open the investigation should new information become available.

The Company is still investigating the cause of the accident and there have been no conclusive findings as of this time. It is unknown whether the final cause of the accident will be determined and whether those findings will negatively impact our operations or sales. The Company continues to be fully operational and transparent with all regulatory agencies. As of December 31, 2018, the Company has not accrued for any contingency as there was no stated amount of a claim.

A lawsuit was filed on November 18, 2016 in the Circuit Court of the Sixth Judicial Circuit in Pinellas County, Florida by the Estate of Michael Sheppard seeking unspecified damages (file number 2016CA1294). The lawsuit alleged that the Company was negligent and grossly negligent in various aspects of our safety, training and in our overall work environment at the time of the accident. The Company believes that the lawsuit was without merit and responded to the lawsuit in 2016. On February 27, 2019, the judge for this matter issued an order granting summary judgment and dismissed the case with prejudice, in the Company’s favor.

The Company is not involved in any other litigation that could have a materially adverse effect on the financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company’s executive officers or any of the subsidiaries, threatened against or affecting the Company, our common stock, any of the subsidiaries or subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

Operating Leases

The Company leases facilities located in various states in the United States for its office and operations under non-cancelable operating leases that expire at various times through 2028. The total amount of rent expense under the leases is recognized on a straight-line basis over the term of the leases. As of December 31, 2018 and 2017, deferred rent payable was $0 and $0, respectively. Rent expense under the operating leases for the years ended December 31, 2018 and 2017 was $503,089 and $174,100, respectively.

●	On September 1, 2006, the Company entered into a lease for an operating facility in Sacramento, CA, through a wholly owned subsidiary. The lease agreement has a term of 5 years with minimum monthly payments of $4,700 ($56,400 per annum). Upon the expiration of the initial term of the lease, the lease converted to a month to month tenancy and the Company continues to pay rent and occupy the premises set forth in the lease.

●	On August 1, 2012, the Company entered into a lease for an operating facility in Shreveport, LA, through a wholly owned subsidiary. The lease agreement has a term of 5 years with minimum monthly payments of $4,750 ($57,000 per annum). Upon the expiration of the initial term of the lease, the lease converted to a month to month tenancy and the Company continues to pay rent and occupy the premises set forth in the lease.

F-36

●	On August 13, 2015, the Company entered into a lease for an operating facility in Palestine, TX, through a wholly owned subsidiary. The lease agreement has a term of 5 years with minimum monthly payments of $1,800 ($21,600 per annum).

●	On August 24, 2015, the Company entered into a lease for an operating facility in Flint, TX, through a wholly owned subsidiary. The lease agreement has a term of 5 years with minimum monthly payments of $5,550 ($66,600 per annum).

●	On December 1, 2015, the Company entered into a lease for an operating facility in Shreveport, LA, through a wholly owned subsidiary. The lease agreement has a term of 66 months with minimum monthly payments of $2,846 ($34,152 per annum).

●	On April 5, 2016, the Company entered into a lease for an operating facility in Lakeland, FL, through a wholly owned subsidiary. The lease agreement has a term of 3 years with minimum monthly payments of $2,200 ($26,400 per annum). The lease was subsequently renewed for an additional one-year term with a minimum month payment of approximately $2,750 ($33,000 per year).

●	On August 1, 2016, the Company entered into a lease for an operating facility in Flint, TX, through a wholly owned subsidiary. The lease agreement has a term of 4 years with minimum monthly payments of $900 ($10,800 per annum).

●	On August 4, 2016, the Company entered into a lease for an operating facility in Sarasota, FL, through a wholly owned subsidiary. The lease agreement has a term of 5 years with minimum monthly payments of $1,700 ($20,400 per annum).

●	On November 16, 2017, the Company entered into a lease for a testing facility in Bowling Green, FL, through a wholly owned subsidiary. The lease agreement has a term of 1 year with minimum monthly payments of $3,000 ($36,000 per annum). Upon the expiration of the initial term of the lease, the lease converted to a month to month tenancy and the Company continues to pay rent and occupy the premises set forth in the lease.

●	On April 4, 2018, the Company entered into a lease for an operating facility in Woodland, CA, through a wholly owned subsidiary. The lease agreement has a term of 1 year with minimum monthly payments of $14,000 ($168,000 per annum). Upon the expiration of the initial term of the lease, the lease converted to a month to month tenancy and the Company continues to pay rent and occupy the premises set forth in the lease.

●	On May 1, 2018, the Company entered into a lease for an operating facility in Spring Hill, FL, through a wholly owned subsidiary. The lease agreement has a term of 1 year with minimum monthly payments of $1,250 ($15,000 per annum). Upon the expiration of the initial term of the lease, the lease converts to a month to month tenancy and the Company will continue to pay rent and occupy the premises set forth in the lease.

●	On September 1, 2018, the Company entered into a lease for an operating facility in Clearwater, FL, through a wholly owned subsidiary. The lease agreement has a term of 10 years with minimum monthly payments of $6,728.40 ($80,740.80 per annum).

●	On October 18, 2018, the Company entered into a lease for an operating facility in Paris, TX, through a wholly owned subsidiary. The lease agreement has a term of 2 years with minimum monthly payments of $3,000 ($36,000 per annum).

●	On October 27, 2018, the Company entered into a lease for an operating facility in Longview, TX, through a wholly owned subsidiary. The lease agreement has a term of 2 years with minimum monthly payments of $2,000 ($24,000 per annum).

F-37

At December 31, 2018, annual minimum future lease payments under these operating leases are as follows:

For the year ending December 31,	Amount
2019	683,588
2020	663,259
2021	664,859
2022	664,859
2023	664,859
Total minimum lease payments	3,341,423

NOTE 16 - INCOME TAX

See Note 5 for the reclassification related to discontinued operations.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Reform Bill”) was signed into law. Prior to the enactment of the Tax Reform Bill, the Company measured its deferred tax assets at the federal rate of 34%. The Tax Reform Bill reduced the federal tax rate to 21% resulting in the re-measurement of the deferred tax asset as of December 31, 2017. Beginning January 1, 2018, the lower tax rate of 21% will be used to calculate the amount of any federal income tax due on taxable income earned during 2018.

Income tax expense (benefit) consisted of the following for the years ended December 31,

	2018	2017
U.S. federal
Current:	-	-
Deferred	-	3,160,000
State and local
Current	-	-
Deferred	-	(1,000,000)
Total	-	2,160,000
Change in valuation allowance	-	(2,160,000)

Income Tax Provision	-	-

The reconciliation between the U.S. statutory federal income tax rate and the Company’s effective rate for the years ended December 31, 2018 and 2017 is as follows:

	2018	2017
U.S. federal statutory rate	21.00%	34.00%
State income taxes, net of federal benefit	5.07%	4.22%
Other permanent items	(0.04)%	4.74%
Effect of federal tax rate change	-%	(66.97)%
Effect of state tax rate change	-%	3.76%
Return to provision true-up	(2.97)%	(0.03)%
Change in valuation allowance	(27.66)%	20.27%
Other	4.61%	-%
Effective rate	0.00%	0.00%

F-38

As of December 31, 2018, and 2017, the Company’s deferred tax assets (liabilities) consisted of the effects of temporary differences attributable to the following:

	2018	2017
Deferred tax assets
Net Operating Loss carryover	$17,974,275	$14,161,596
Stock-based compensation	548,929	602,872
Business interest limitation	48,720	-
Charitable contribution carryforward	224	-
Bad debt allowance	325,252	27,874
Intangible assets book/tax difference	67,331	-
Inventory reserve	-	12,720
Total deferred tax asset	18,964,733	14,805,062
Less reserve for allowance	18,964,733	14,805,062
Total Deferred tax asset net of valuation allowance	$-	$-

The tax loss carry-forwards of the Company may be subject to limitation by Section 382 of the Internal Revenue Code with respect to the amount utilizable each year. This limitation reduces the Company’s ability to utilize net operating loss carry-forwards. The Company has performed an analysis of its Section 382 ownership changes and has determined that the utilization of all of its federal net operating loss carry forward is limited by Section 382. All of net operating loss carry forwards as of December 31, 2018, are subject to the limitations under Section 382 of the Internal Revenue Code. Federal net operating loss carry forwards will expire, if unused, between 2031and 2029.

On December 22, 2017, new legislation was signed into law, informally titled the Tax Cuts and Jobs Act, which included, among other things, a provision to reduce the federal corporate income tax rate to 21%. Under ASC 740, Accounting for Income Taxes, the enactment of the Tax Act also requires companies, to recognize the effects of changes in tax laws and rates on deferred tax assets and liabilities and the retroactive effects of changes in tax laws in the period in which the new legislation is enacted. There is no further change to its assertion on maintaining a full valuation allowance against its U.S. deferred tax assets. The Company’s gross deferred tax assets have been revalued from 35% to 21% with a corresponding offset to the valuation allowance and any potential other taxes arising due to the Tax Act will result in reductions to its net operating loss carryforward and valuation allowance.

The Company files income tax returns in the U.S. federal and various state jurisdictions. As of December 31, 2018, and 2017, the Company has federal and state net operating loss carryforwards each of $68,955,725 and $54,753,437 respectively.

As of December 31, 2018, the tax returns for the years from 2014 through 2017 remain open to examination by the Internal Revenue Service and various state authorities. ASC 740, “Income Taxes” requires that a valuation allowance is established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be recognized. A review of all available positive and negative evidence needs to be considered, including the Section 382 limitation, the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. After consideration of all the information available, management believes that uncertainty exists with respect to the future realization of its deferred tax assets and has, therefore, established a full valuation allowance as of December 31, 2018, and 2017. For the year ended December 31, 2018, the change in valuation allowance was $4,159,671.

As of December 31, 2018, and 2017, the Company has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements. The Company’s policy is to classify assessments, if any, for tax-related interest as income tax expenses. No interest or penalties were recorded during the years ended December 31, 2018, and 2017. The Company does not expect its unrecognized tax benefit position to change during the next twelve months.

NOTE 17 – SUBSEQUENT EVENTS

See Note 5 for the reclassification related to discontinued operations.

Acquisitions

On January 16, 2019, the Company entered into a Securities Purchase Agreement (“SPA”) with Melvin Ruyle Family Living Trust and Tyler Welders Supply, Inc., a Texas corporation (“Tyler”) for the purchase of all of the issued and outstanding capital stock of Tyler by the Company. Under the terms of the SPA, the Company purchased one hundred percent (100%) of Tyler’s issued and outstanding capital stock for the gross purchase price of $2,500,000. The SPA includes certain other terms and conditions which are typical in securities purchase agreements. Effective at closing, the Company commenced business operations at its new locations in Texas.

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On February 15, 2019, the Company entered into a Securities Purchase Agreement (“SPA”) with Melvin Ruyle, Jered Ruyle and Janson Ruyle and Cylinder Solutions, Inc., a Texas corporation (“CS”) for the purchase of all of the issued and outstanding capital stock of CS by the Company. Under the terms of the SPA, the Company purchased one hundred percent (100%) of CS’s issued and outstanding capital stock for the gross purchase price of $1,500,000. The SPA includes certain other terms and conditions which are typical in securities purchase agreements. Effective at closing, the Company commenced business operations at its new location in Texas.

On February 22, 2019, the Company entered into an Asset Purchase Agreement (“APA”) with Complete Cutting & Welding Supplies, Inc. and closed the purchase of certain assets related to the Seller’s welding supply and gas distribution business located in California. The total purchase price for the purchased assets and assumed liabilities was $2,500,000. The APA included certain other terms and conditions which are typical in asset purchase agreements. On October 22, 2018, the Company made an initial non-refundable deposit of $250,000 for the purchase of the assets. Upon execution of the APA, the Company funded the remaining $2,250,000 balance due. Effective at closing, the Company commenced business operations in California through its wholly owned subsidiary MagneGas Welding Supply – Complete LA, LLC and is doing business as “Complete Welding”.

Securities Purchase Agreement

On January 11, 2019, the Company entered into a Securities Purchase Agreement (“SPA”). Under the terms of the SPA, the Company issued 310,000 shares of the Company’s common stock and warrants to purchase up to 310,000 shares of common stock for a total gross purchase price of $4,340,000. The warrants have a life of 42 months and are exercisable at a price of $23.20 per share. The warrants are exercisable for 6 months following the closing date and, subsequent to July 15, 2019, the warrant holder may exercise by means of a cashless exercise in the event there is no effective registration statement registering, or no current prospectus is available for the resale of the underlying shares of common stock. In addition, subsequent to July 15, 2019, if the daily volume weighted average price of the common stock fails to exceed the exercise price, the aggregate number of warrant shares issuable in a cashless exercise will be equal to the product of (i) the aggregate number of Warrant Shares that would be issuable upon exercise of the Warrants if such exercise were by means of a cash exercise and (ii) 3.00.

The Company received aggregate net proceeds of approximately $4,029,600. In addition, pursuant to the SPA, the Company agreed to amend the common stock purchase warrants dated October 15, 2018 to reduce the exercise price of the warrants from $36.55 to $23.20.

In conjunction with the SPA, the Company entered into a placement agency agreement with investment bankers. Under the terms of the agreement, the bankers acted as the exclusive placement agent for the transaction, for an agreed upon cash fee payable upon the closing of the offering equal to 6.0% of the gross proceeds received from the offering. The arrangement is subject to certain conditions, to reimburse all travel and other out-of-pocket expenses of the bankers, including but not limited to legal fees, up to a maximum of $50,000.

Equity Issuances and Warrant Grants

During the period January 1, 2019 through April 8, 2019, the warrant holders exercised 499 Preferred Warrants into 499 Series C Preferred Shares. The investors converted 0 Series C Preferred Shares into 0 shares of the Company’s Common Stock.

During the period January 1, 2019 through April 8, 2019, the Company issued 123,470 shares of free trading Common Stock and 260,000 shares of restricted Common Stock to employees as bonus compensation due under employment agreements.

During the period January 1, 2019 through April 8, 2019, the Company issued 33,400 shares of free trading Common Stock and 66,801 shares of restricted Common Stock to the board of directors as bonus compensation due under employment agreements.

During the period January 1, 2019 through April 8, 2019, the Company issued 158,613 shares of free trading Common Stock and 104,000 shares of Common Stock to vendors as payment due pursuant to consulting agreements.

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Reverse Stock Split

On January 30, 2019, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State to effect a one-for-twenty reverse split of the issued and outstanding common stock. The consolidated financial statements and accompanying notes give effect to the reverse stock split as if they occurred at the first period presented.

Underwriting Agreement

On February 8, 2019, the Company entered into an Underwriting Agreement with investment bankers to issue and sell an aggregate of 2,160,000 shares of common stock, and warrants to purchase an aggregate of up to 1,620,000 shares of common stock, in an underwritten public offering. The warrants have a life of 5 years and are exercisable at a price of $6.25 per share. The Company granted the bankers an option to purchase, for a period of 30 days, up to an additional 224,000 shares and/or 168,000 Warrants. The net proceeds from the offering were approximately $12,731,250, after deducting underwriting discounts and estimated offering expenses.

Preferred Stock Purchase and Conversion Agreement

On March 8, 2019, the Company entered into a Purchase and Conversion Agreement (the “PCA”) with an institutional investor for (a) the repurchase by us of 499 shares of the Series C Preferred Stock and 31,765 shares of our Series E Preferred Stock from the investor, in exchange for an aggregate cash payment of $3,500,000, and (b) the conversion by the investor of 5,000 shares of Series E Preferred into 100,000 shares of common stock. Effective at closing, the classes of Series C Preferred and the Series E Preferred were cancelled and the Company no longer has any preferred shares of any class issued and outstanding.

Subsidiary Dissolution

On April 2, 2019, the Company filed a certificate of cancellation with the State of Delaware for the subsidiaries MagneGas Energy Solutions, LLC and MagneGas Europe, LLC.

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